                                                              EXHIBIT (4)(B)(II)



Filed with Post-Effective Amendment No. 8 to this Registration Statement on Form N-4 on April 24, 1989.

                   [LOGO OF METROPOLITAN LIFE APPEARS HERE]

                      METROPOLITAN LIFE INSURANCE COMPANY
                A Mutual Company Incorporated in New York State
               One Madison Avenue--New York, New York 10010-3690



Metropolitan Life Insurance Company ("Metropolitan") certifies that, under and subject to the terms and conditions of Group Annuity Contract No. 8299-7 ("Contract") the Participant is covered for the benefits described in this certificate as of the date Metropolitan accepts a payment on his or her behalf.


________________________________________________________________________________
Participant:                                     SS # /Employee #:


________________________________________________________________________________
EGN:                 Certificate #:              Certificate Issue Date:

________________________________________________________________________________


NOTICE: THE DOLLAR AMOUNT OF THE PAYMENTS DESCRIBED IN THIS CERTIFICATE THAT ARE BASED ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT IS NOT GUARANTEED AND MAY INCREASE OR DECREASE.



                      10 DAY RIGHT TO EXAMINE CERTIFICATE
                      -----------------------------------

Please read this certificate carefully, and in particular the restrictions set forth in Section 3. If you return this certificate to us within 10 days after you receive it and request in writing that we cancel the certificate, we will do so, and refund the payments made on your behalf to the Contract.


Form G.4278VM(TDA)                                                      SPECIMEN

                                   CONTENTS

General Provisions                                                             Page
------------------                                                             ----
    1.    Understanding This Certificate.....................................    2
    2.    Your Payments to Us................................................    3
    3.    Withdrawals........................................................    3
    4.    Administrative Charges.............................................    5
    5.    Buying Annuities...................................................    5
    6.    Transfers and Payments.............................................    6
    7.    Death Benefit......................................................    7
    8.    Early Withdrawal Charge............................................    8
    9.    Amount of Early Withdrawal Charge..................................    9
   10.    Miscellaneous Provisions...........................................   10


Section A - Fixed Interest Account
----------------------------------
   A1.    Understanding Section A............................................   11
   A2.    Maintenance of the Fixed Interest Account..........................   11
   A3.    Interest...........................................................   12

Section B - Separate Account
----------------------------
   B1.    Understanding Section B............................................   12
   B2.    Maintenance of the Separate Account................................   14
Table of Guaranteed Accumulation Factors.....................................   16
Table of Life Annuity Rates..................................................   17

Form G.4278VM(TDA)

                              GENERAL PROVISIONS
                              ------------------

1.   UNDERSTANDING THIS CERTIFICATE
     ------------------------------

     This certificate consists of four sections: General Provisions, which applies to both the Fixed Interest Account and the Separate Account; Section A, which only applies to the Fixed Interest Account; Section B, which only applies to the Separate Account; and Tables of Rates for determining guaranteed benefits.

     To make this certificate clear and easy to read, we have left out many cross-references and conditional statements. Therefore, the provisions of this certificate must be read as a whole. The definitions which apply to both the Fixed Interest Account and the Separate Account appear below. The definitions which apply only to the Fixed Interest Account or only to the Separate Account appear in Sections A and B, respectively.

     "Account Balance" refers to the entire amount we hold under the Contract on your behalf.

     "Administrative Charge" refers to the amount we withdraw from your Account Balance to pay for expenses associated with your account.

     "Annuitant" refers to a person for whom an annuity is bought under the Contract .

     "Designated Office" refers to our Home Office at One Madison Avenue, New York, New York 10010-3690, or such other location or locations as we may designate in place of our Home Office.

     "Early Withdrawal Charge" refers to the amount we withdraw from your Account Balance in connection with certain transfers and payments you request.

     "Employer" refers to an employer that is eligible to buy annuities for its employees pursuant to Section 403(b) of the Internal Revenue Code ("Code") and that has arranged with us to use the Contract for that purpose.

     "Participant" refers to any employee of an Employer for whom we have accepted a payment under the Contract so long as we continue to hold any Account Balance on behalf of such employee.

     "We," "us" and "our" refer to Metropolitan.

     "You" and "your" refer to the Participant for whom this certificate is issued.


Form G.4278VM(TDA)                   (2)

2.   YOUR PAYMENTS TO US
     -------------------

     We will accept under the Contract each amount contributed or transferred to the Contract on your behalf that may, under the Code, be contributed or transferred to the Contract. However, we have the right not to accept any amount on your behalf if:

     (a) the amount is less than $25 (we may change this amount), or (i) the amount would result in more than $50,000 being allocated to the Fixed Interest Account during any calendar month, or (ii) the amount would result in more than $500,000 being allocated to the Separate Account during any calendar month; or

     (b)  you are no longer employed by an Employer; or

     (c) more than four years have passed since the date we accepted the last payment on your behalf and your entire Account Balance is less than $800; or

     (d) we have not received your Employer's request to use the Contract for you and we have not entered your name on our records; or

     (e) we do not receive an initial payment on your behalf within 190 days after you direct your Employer to use the Contract on your behalf.

     You must tell us whether payments accepted under the Contract on your behalf are to be added to the Fixed Interest Account or to the Separate Account. If payments are to be added to the Separate Account, you must tell us to which Investment Division of the Separate Account. You may divide your payments between the Fixed Interest Account and the Investment Divisions of the Separate Account, but the allocation must be by whole percentages. You may change your allocation instructions as to future payments by notice to us. The change will be effective 7 days after we receive it, unless you specify a later date, which may not be more than 30 days after we receive it.

     We will maintain records of the amount held in your Account Balance. We will send you a statement of your Fixed Interest Account Balance and your Separate Account Balance at least once in each 12 month period.


3.  WITHDRAWALS
    -----------

     We will make withdrawals from your Fixed Interest Account Balance or Separate Account Balance in an Investment Division in order to:

     (a)  pay Administrative and Early Withdrawal Charges;

     (b)  buy an annuity for you or, after your death, for your beneficiary;

     (c) make transfers between the Fixed Interest Account and the Separate Account in either direction, or make transfers among the Investment Divisions of the Separate Account; and

     (d) make payment to you, to another funding vehicle pursuant to Section 403(b) of the Code or, after your death, to your beneficiary.

Form G.4278VM(TDA)                   (3)

     Any direction for a withdrawal must be in a form acceptable to us. Any withdrawal will completely discharge our liability for the amount withdrawn.

     There will be an Early Withdrawal Charge imposed on your Account Balance for certain withdrawals that we make in order to make payments, or transfers from the Fixed Interest Account to the Separate Account, unless the withdrawals are exempt as described in Section 8. Whether or not there is an Early Withdrawal Charge, you may be subject to a tax penalty on certain withdrawals.

     Any withdrawal from your Fixed Interest Account Balance will be made as of the date we receive the direction to make the withdrawal, or as of any later date specified in the direction, except that:

       (i) if the date specified in the direction for the withdrawal is more than 180 days after the date we receive the direction, or if you die before the date specified, we will not make the withdrawal;

      (ii) any other withdrawals taking effect before that date specified will be made first;

     (iii) if the withdrawal is made in order to transfer amounts to the Separate Account, and a Valuation Period does not end on the date as of which the withdrawal would normally be made, the withdrawal will be made as of the next following date on which a Valuation Period ends;

      (iv) if the withdrawal is made to buy an annuity, the withdrawal will be made as of the date the annuity is to be bought, subject to the provisions of item (vi) of this paragraph;

       (v) if the withdrawal is made to pay an Administrative Charge or to pay you your entire Account Balance because it is less than $800, the withdrawal will be made as of the date we determine; and

      (vi) if we must be given due proof under Section 7 or Section 8(b), we will make the withdrawal as of the date we receive it.

     Any withdrawal from an Investment Division of the Separate Account will be made as of the date the withdrawal would have been made had it been a withdrawal from your Fixed Interest Account Balance, except that if such date is not the end of a Valuation Period, the withdrawal will be deferred until the next following date on which a Valuation Period ends, or, if an annuity is to be bought, the withdrawal will be made as of the end of the Valuation Period ending immediately before the date the annuity is to be bought.

     We will determine the value of the amount withdrawn from your Separate Account Balance based on the value of an Accumulation Unit for the date as of which the withdrawal is made.

Form G.4278VM(TDA)                   (4)

     As required by applicable insurance law, we reserve the right to defer the payment of any withdrawal from the Fixed Interest Account Balance for up to six months. We do not currently anticipate doing so.

     Effective January 1, 1989:

     (a) if you did not attain age 70 1/2 before January 1, 1988, withdrawal of your Account Balance and payments made to you may begin no later than April 1 of the year following the year in which you attain age 70 1/2.

     (b) if you have attained age 70 1/2 before January 1, 1988, withdrawal of your Account Balance and payments made to you may begin no later than April 1 of the year following the later of (i) the year in which you attain age 70 1/2, or (ii) the year in which you retire.

4.  ADMINISTRATIVE CHARGES
    ----------------------

     Once each calendar year we will withdraw a $15 annual Administrative Charge from your Fixed Interest Account Balance and a $15 annual Administrative Charge from your Separate Account Balance. The Administrative Charge will be prorated for each month, or part of a month, in which you have an Account Balance. If your entire Account Balance is withdrawn to make payment to you or to another funding vehicle, your Account Balance will be reduced by the amount of any unpaid Administrative Charge before we make the withdrawal. Any such charge will be in addition to any Early Withdrawal Charge.

     The withdrawal from your Separate Account Balance will be divided equally among the various Investment Divisions in which you are participating on the day the charge is withdrawn. In no event will the Administrative Charge ever reduce your Fixed Interest Account Balance to less than an amount equal to your payments which were added to your Fixed Interest Account Balance, plus 3% interest for the periods such amounts are in your Fixed Interest Account Balance, less any amounts withdrawn (other than to pay Administrative Charges) from your Fixed Interest Account Balance.

     We may change the Administrative Charge on any August 1st upon 90 days notice to you.


5.  BUYING ANNUITIES
    ----------------

     You, or your beneficiary after your death, may withdraw your entire Account Balance to buy an annuity from us. There will be no Early Withdrawal Charge. An annuity may not be bought with only part of your Account Balance. The annuity may be on any of the forms of annuity that we make available. The amount withdrawn to buy the annuity will be reduced by any applicable premium taxes. However, if the monthly rate of an annuity would be less than $20 (regardless of whether or not monthly annuity payments were elected) we may refuse to make the annuity purchase. We may instead pay to the proposed purchaser the amount we would otherwise have used to buy the annuity, before any reduction for premium taxes.

     If you buy an annuity, it must begin not less than 30 nor more than 180 days after we receive all the information that we require. If your

Form G.4278VM(TDA)                   (5)
     beneficiary buys an annuity, it will begin on the date we receive due proof of your death. If we receive said due proof more than one year after your death, no annuity may be bought. In no case will the annuity begin later than the Annuitant's 75th birthday subject to the provisions of the next following paragraph.

     Effective January 1, 1989:

     (a) if you did not attain age 70 1/2 before January 1, 1988, your annuity may begin no later than April 1 of the year following the year in which you attain age 70 1/2.

     (b) if you have attained age 70 1/2 before January 1, 1988, your annuity may begin no later than April 1 of the year following the later of (i) the year in which you attain age 70 1/2, or (ii) the year in which you retire.

     We have established certain rates for buying annuities. An illustration appears on page 17. If, when an annuity is bought, our rates for buying annuities under other contracts in the same class as the Contract are more favorable than these guarantees, we will use the more favorable rates.

     If you ask us we will tell you what forms of annuity we have available at any time, what our rates are for buying annuities, and tell you more about the annuities. In any case, the duration of an annuity will never exceed the following periods:

     (a)  the Annuitant's life, if a life annuity is bought;

     (b) the lives of the Annuitant and his or her survivor Annuitant, if a joint and survivor life annuity is bought; or

     (c) the life expectancy of the Annuitant or the joint and last survivor life expectancies of the Annuitant and his or her beneficiary if a term certain is bought.

     Life expectancy will be determined under applicable Income Tax Regulations at the time the annuity is bought.

     In no event, however, will this paragraph be used to restrict or reduce any final payments to be made at an Annuitant's death.

     The Annuitant will receive a certificate from us to describe his or her rights and benefits under the annuity.

6.  TRANSFERS AND PAYMENTS
    ----------------------

     You may direct us at any time to withdraw all, a specified whole percentage or a specified dollar amount of your Fixed Interest Account Balance or Separate Account Balance in an Investment Division in order to:

     (a)  make a payment to you; or

     (b) make payments to other funding vehicles pursuant to Section 403(b) of the Code; or

Form G.4278VM(TDA)                   (6)

     (c)  make a transfer

            (i)  from your Fixed Interest Account Balance to the Separate
                 Account;

           (ii) from your Separate Account Balance to the most recently set up subpart in the Fixed Interest Account; or

          (iii) from one Investment Division to one or more other Investment Divisions in the Separate Account;

     provided that not more than a total of 12 transfers may be made in any calendar year. There will be no Early Withdrawal Charge for a transfer other than a transfer from your Fixed Interest Account Balance to the Separate Account.

     The amount withdrawn from your Fixed Interest Account Balance must be at least $1,000 unless the direction applies to your entire Fixed Interest Account Balance, or applies only to amounts withdrawn from a subpart on or within 30 days after its Maturity Date. The amount withdrawn from your Separate Account Balance must be at least $250 unless the direction applies to your entire balance maintained in an Investment Division of the Separate Account.

     We have the right to withdraw your entire Account Balance and pay it to you, less any Administrative and Early Withdrawal Charges, in full settlement of our liability to you under the Contract if (i) more than four years have passed since the date we accepted the last payment on your behalf and (ii) your entire Account Balance is less than $800, or would be less than $800 after a withdrawal that you had requested.


7.  DEATH BENEFIT
    -------------

     If you die before you buy an annuity, we will pay the greater of (1) your entire Account Balance, or (2) the total payments made less partial withdrawals, in a single sum to your beneficiary after we receive due proof of death and appropriate directions as to the disposition of your entire Account Balance. For this purpose, the Account Balance will be valued as of the date we receive proof of death. Payment must be made within five years of your date of death. However, your beneficiary may choose to buy an annuity for himself or herself. In either case there will be no Early Withdrawal Charge.

     Solely for the purpose of applying the requirements of this Section 7 if

       (i)  any part of your Account Balance is payable to your beneficiary,

      (ii) such part is being distributed (in accordance with Treasury Regulations) over the life, or over a period not exceeding the life expectancy of such beneficiary, and

     (iii) such distribution begins not more than one year after your date of death (or such later date allowed by Treasury Regulations),

     then the part being distributed to your beneficiary (even though, in fact, it is being distributed over an extended period) will be treated as

Form G.4278VM(TDA)                   (7)
     though it were distributed in whole on the day on which such distribution begins. However, if your beneficiary is your spouse the limitations of this paragraph will be applied by treating the surviving spouse as the Participant.

     If payments have begun under an annuity and you die before your entire interest has been distributed, the remaining portion, if any, of such interest must be distributed at least as rapidly as under the method of distribution being used as of the date of your death.

     If you die after you buy an annuity, whether or not payments will continue after your death depends upon which annuity option you have chosen.

8.  EARLY WITHDRAWAL CHARGE
    -----------------------

     An Early Withdrawal Charge will be withdrawn from your Account Balance in connection with withdrawals made (i) to make payment to you, or (ii) to make payment to another funding vehicle, or (iii) to make a transfer from your Fixed Interest Account Balance to the Separate Account. However, no Early Withdrawal Charge will apply:


     (a)  to amounts withdrawn:

          (i) from the Fixed Interest Account Balance on or after the date you have reached age 69.

         (ii) from the Separate Account Balance on or after the date you have been a Participant for at least 7 full, uninterrupted years.

     (b) if you request payment to yourself of your entire Account Balance and give us due proof that you are then totally disabled as defined in the Federal Social Security Act (whether or not you are covered by Social Security).

     (c)  to a withdrawal if:

          (i) you have made no previous withdrawal from any part of your Account Balance during the current calendar year other than any transfers within the Separate Account or from the Separate Account to the Fixed Interest Account, and

         (ii) no more than 10% of your Fixed Interest Account Balance and/or 10% of your Separate Account Balance in any Investment Division is being withdrawn. If more than 10% of your Fixed Interest Account Balance or your Separate Account Balance in any Investment Division is withdrawn from it, the Early Withdrawal Charge will apply to the amounts withdrawn that exceed 10%, if otherwise applicable. In calculating the 10% we will not include any amount withdrawn from a subpart of the Fixed Interest Account on or within 30 days after its Maturity Date.

Form G.4278VM(TDA)                   (8)

     (d) to any amount withdrawn from a subpart of the Fixed Interest Account on or within 30 days after its Maturity Date (if a transfer would have been made on or within 30 days after a Maturity Date except for the fact that the date it would have been made on was not the end of a Valuation Period, no Early Withdrawal Charge will apply to the amount transferred).

9.  AMOUNT OF EARLY WITHDRAWAL CHARGE
    ---------------------------------

     The Early Withdrawal Charge will be determined separately for the Fixed Interest Account Balance and for each Investment Division of the Separate Account. The Early Withdrawal Charge is equal to:

     (a) that part of the amount used to make the transfer or payment that is not exempt from the Early Withdrawal Charge, multiplied by

     (b)  the applicable factor from Column I of the applicable table below,

     but only if your Fixed Interest Account Balance or Separate Account Balance in that Investment Division, as the case may be, remaining after the withdrawal is at least equal to the Early Withdrawal Charge. In such case we will make the transfer or payment you directed, and then withdraw the Early Withdrawal Charge from the remaining Fixed Interest Account Balance or Separate Account Balance in that Investment Division, as appropriate.

     If the balance, if any, that would have remained after the transfer or payment you directed is less than the Early Withdrawal Charge described in the preceding paragraph (i.e., there would not be enough left to pay the charge), we will instead withdraw from your Fixed Interest Account Balance or that Investment Division, as appropriate, to make the transfer or payment you directed, both:

     (a) any amounts exempt from the Early Withdrawal Charge and any applicable Administrative Charges; and

     (b) an amount equal to the remaining Fixed Interest Account Balance or Separate Account Balance in that Investment Division, as applicable, divided by the applicable factor from Column II of the applicable table below.

We will then withdraw the remaining Fixed Interest Account Balance or Separate Account Balance in that Investment Division, as applicable, as the Early Withdrawal Charge.

                      FIXED INTEREST ACCOUNT BALANCE TABLE
                      ------------------------------------

          Your Age at Withdrawal                   Column I          Column II
          ----------------------------             --------          ---------
                          less than 63               .07               1.07
          At least 63 but less than 64               .06               1.06
          At least 64 but less than 65               .05               1.05
          At least 65 but less than 66               .04               1.04
          At least 66 but less than 67               .03               1.03
          At least 67 but less than 68               .02               1.02
          At least 68 but less than 69               .01               1.01
                            69 or more               .00               1.00

Form G.4278VM(TDA)                   (9)

                        SEPARATE ACCOUNT BALANCE TABLE
                        ------------------------------

          Your Full, Uninterrupted
           Years of Participation
               at Withdrawal                 Column I      Column II
          --------------------------         --------      ---------
                         less than 3            .07           1.07
          At least 3 but less than 4            .06           1.06
          At least 4 but less than 5            .05           1.05
          At least 5 but less than 6            .04           1.04
          At least 6 but less than 7            .02           1.02
                           7 or more            .00           1.00

     The total of all Early Withdrawal Charges with respect to your Separate Account Balance will never exceed 8% of all of the contributions to your Separate Account Balance.

10.  MISCELLANEOUS PROVISIONS
     ------------------------

     Dividends - The Fixed Interest Account portion of the Contract is participating. We do not expect to declare dividends; however, we will determine this each year, and if there are any dividends, we will tell you and will equitably apportion them among all the Participants based on their respective Fixed Interest Account Balances.

     Beneficiary - You may change your designation of beneficiary, or an Annuitant may change his or her designation of beneficiary, by notice to us. Upon our receipt of the notice the change will take effect as of the date the notice was signed, but without prejudice to us on account of any payment we made before we received the notice or so soon after such receipt that payment could not reasonably be stopped. If you or the Annuitant names more than one beneficiary and does not specify the respective interests of each beneficiary, the beneficiaries will be paid in equal shares. If one of several beneficiaries dies before you or the Annuitant, any amounts payable on your death or the death of the Annuitant will be paid to the surviving beneficiaries.

     If there is no surviving beneficiary at your death or the death of an Annuitant, the amount then payable will be paid to your estate or the estate of the Annuitant, as the case may be.

     The Contract - The Contract is the entire contract between the parties. If you ask us, we will send you a copy of the Contract. No sales representative or other person, except one of our authorized officers, may make or change any contract or certificate or make any binding promises about any contract or certificate. Any amendment, modification or waiver of any provision of the Contract or any certificate must be in writing and may be made effective on our behalf only by one of our authorized officers.

     Non-Assignability - This certificate is non-transferable and cannot be sold, assigned, discounted or pledged as collateral for a loan or as security to any person.

Form G.4278VM(TDA)                   (10)

     Nothing in the Contract invalidates or impairs the rights given to you by this certificate or by the insurance laws of your state. The amounts payable to you under the Contract are at least equal to the minimums required by any applicable law.

     Communications - All communications to us must be in writing. All payments and communications to us must be directed to our Designated Office. We will not be deemed to have received a payment or communication until it is received at the Designated Office. We may, but need not, set up procedures for certain communications to be received by telephone or by other non-written means. If we do so, they will be deemed to have been received by us when actually received in accordance with such procedures.

     If necessary to preserve its status as an annuity and comply with Section 72(s) and 403(b) of the Internal Revenue Code, as amended from time to time, we have the right to (i) interpret the provisions of this certificate in a manner which we believe is consistent with the statute and with applicable Treasury Regulations (if and when they are promulgated) and (ii) change the provisions of this certificate at any time without your consent. We will promptly give you a certificate rider with the changed provisions.

                      SECTION A - FIXED INTEREST ACCOUNT
                      ----------------------------------

A1.  UNDERSTANDING SECTION A
     -----------------------

     "Fixed Interest Account" refers to the account under the Contract to which we will add the payments we accept that you allocate to the Fixed Interest Account. The Fixed Interest Account is part of our general account.

     "Fixed Interest Account Balance" refers to that part of your Account Balance that is held in the Fixed Interest Account.

     "Maturity Date" refers to the date through which we guarantee a specified interest rate on amounts while in a particular subpart of the Fixed Interest Account.

A2.  MAINTENANCE OF THE FIXED INTEREST ACCOUNT
     -----------------------------------------

     The Fixed Interest Account consists of subparts we set up under the Contract. We set up a subpart in the Fixed Interest Account as of January 18, 1988 and will set up each new subpart periodically after that date. We will specify the Maturity Date of each subpart before we set it up. The Maturity Date of each subpart is the December 31st of the first, second, third or fourth calendar year, as we specify, following the calendar year as of which we set up the subpart.

     Each amount to be added to the Fixed Interest Account will be added to the most recently set up subpart as of the date that we accept it or that it is transferred to the Fixed Interest Account.

Form G.4278VM(TDA)                   (11)

     On the day after the Maturity Date of a subpart we will transfer all the money in that subpart to the most recently established subpart. If you do not want your payments transferred into the new subpart, you may transfer them to the Separate Account or withdraw them, if you tell us before the old subpart's Maturity Date.

     Any partial withdrawal from your Fixed Interest Account Balance will be made first from any subpart whose Maturity Date is the date the withdrawal is made, and then from the most recently set up subparts in reverse order of the dates on which they were established. Transfers which would have been made on a Maturity Date but for the fact that the Maturity Date was not the end of a Valuation Period will be deemed to have been made on the Maturity Date for purposes of this section.

A3.  INTEREST
     --------

     We will credit interest on amounts while held in a subpart at a daily compound rate for the period from the date of addition to the subpart up to, but not including, the date of withdrawal from such subpart.

     Before we set up each new subpart we will determine the rate of interest that we will credit on amounts while in such subpart. The rate of interest will remain in effect without change from the date we set up the subpart to the Maturity Date of the subpart.

     We will not credit less than 3% interest on amounts in any subpart. An illustration of the accumulation factors guaranteed by us for determining your minimum Fixed Interest Account Balance appears on page 16.

                         SECTION B - SEPARATE ACCOUNT
                         ----------------------------

B1.  UNDERSTANDING SECTION B
     -----------------------

     "Separate Account" means Metropolitan Life Separate Account E. This is an investment account established and maintained by us, separate from our general account or other separate accounts. We will add to the Separate Account the payments we accept under the Contract that you allocate to the Separate Account. Amounts may also be allocated to the Separate Account pursuant to certain other contracts of Metropolitan as we may determine.

     We own the assets in the Separate Account. Assets equal to the reserves and other liabilities of the Separate Account will not be charged with liabilities that arise from any other business we conduct. We may from time to time transfer to our general account assets in excess of such reserves and liabilities.

     Income and realized and unrealized gains or losses from assets in the Separate Account are credited to or charged against the Separate Account without regard to our other income, gains or losses.

     The Separate Account will be valued at the end of each Valuation Period.

Form G.4278VM(TDA)                   (12)

     "Separate Account Balance" refers to that part of your Account Balance that is held in the Separate Account.

     A "Valuation Period" is the period between two successive valuations of the assets in the Separate Account. Valuations will be made once each day that the New York Stock Exchange is open for trading. We reserve the right, on 30 days notice, to change the basis for such Valuation Period, as long as the new basis is not inconsistent with applicable law.

     The "Investment Divisions" are part of the Separate Account. Each division holds a separate class (or series) of stock of a designated investment company. Each class of stock represents a separate portfolio in the investment company.

     We will maintain the Separate Account in Investment Divisions corresponding to the separate portfolios in the investment company. Currently there are seven available Investment Divisions corresponding to the seven portfolios of the Metropolitan Series Fund, Inc. (the "Fund"), namely the Growth Portfolio, the Income Portfolio, the Money Market Portfolio, the Discretionary Portfolio, the GNMA Portfolio, the Aggressive Growth Portfolio (effective April 29, 1988) and the Equity Income Portfolio (effective April 29, 1988). These Investment Divisions and portfolios are described below.

     Division 1 - Growth Portfolio - The investment objective of this portfolio is to achieve long-term growth of capital and income, and moderate current income, by investing primarily in common stocks that are believed to be of good quality or to have good growth potential or which are considered to be undervalued based on historical investment standards.

     Division 2 - Income Portfolio - The investment objective of this portfolio is to achieve the highest possible total return, by combining current income with capital gains, consistent with prudent investment risk and the preservation of capital, by investing primarily in fixed-income, high-quality debt securities.

     Division 3 - Money Market Portfolio - The investment objective of this portfolio is to achieve the highest possible current income consistent with the preservation of capital and maintenance of liquidity, by investing primarily in short-term money market instruments.

     Division 4 - Discretionary Portfolio - The investment objective of this portfolio is to achieve a high total return while attempting to limit investment risk and preserve capital by investing in equity securities, fixed-income debt securities, or short-term money market instruments, or any combination thereof, at the discretion of State Street Research.

Form G.4278VM(TDA)                   (13)

     Division 5 - GNMA Portfolio - The investment objective of this portfolio is to achieve a high level of current income while attempting to preserve liquidity and safety of principal, by investing in mortgage-related securities, predominantly those issued by the Government National Mortgage Association, and other debt securities.

     Division 6 - Aggressive Growth Portfolio - The investment objective of this portfolio is to achieve maximum capital appreciation by investing primarily in common stocks (and equity and debt securities convertible into or carrying the right to acquire common stocks) of emerging growth companies, undervalued securities or special situations.

     Division 7 - Equity Income Portfolio - The investment objective of this portfolio is to provide a high level of current income and, secondarily, long-term growth of capital by investing primarily in common stocks offering above-average dividend yields and in equity and debt securities convertible into or carrying the right to acquire common stocks.

     Investment returns will reflect fluctuations in market value of securities. The current Fund prospectus should be consulted for a complete description of the Fund and the designated portfolios.

     An "Accumulation Unit" is the unit of measurement used in determining the value of amounts held in the Investment Divisions.

     An "Investment Experience Factor" is a factor used to measure changes in each Investment Division's investment experience during a Valuation Period. The investment experience of an Investment Division is determined as of the end of each Valuation Period.


B2.  MAINTENANCE OF THE SEPARATE ACCOUNT
     -----------------------------------

     We maintain our records of amounts in the various Investment Divisions in the Separate Account in terms of Accumulation Units. The value of an Accumulation Unit in an Investment Division for a Valuation Period is determined as of the end of such Valuation Period by multiplying the previous Accumulation Unit value by that Investment Division's Investment Experience Factor for the Valuation Period. We initially established the value of an Accumulation Unit in each Investment Division at $10.

     Any amount to be added to an Investment Division of the Separate Account will be added to it as of the end of the Valuation Period during which we accepted it or during which it was transferred to such Investment Division. We will determine the number of Accumulation Units of an Investment Division that are purchased by an amount accepted for addition to such Investment Division by dividing that amount by the value of an Accumulation Unit in such Investment Division for the Valuation Period during which we accept payment of such amount or during which such amount is transferred to such Investment Division.

Form G.4278VM(TDA)                   (14)

     We reserve the right to defer any addition to or withdrawal from an Investment Division during any period when the New York Stock Exchange is closed (other than customary weekend and holiday closings), or an emergency exists which makes disposal or valuation of assets in the Separate Account not reasonably practicable, or the Securities and Exchange Commission determines that securities trading is restricted or permits such deferral.

     As of the end of each Valuation Period we use an Investment Experience Factor to measure changes in each Investment Division's investment experience during a Valuation Period.

     We determine the Investment Experience Factor for a Valuation Period in each Investment Division as follows:

     (a) First, we take the net asset value per investment company share at the end of the current Valuation Period.

     (b) Next, we add the per share amount of any dividend or capital gain distribution paid by the investment company during the current Valuation Period.

     (c) We then subtract any per share charge for taxes and reserve for taxes.

     (d) We divide this amount by the net asset value per investment company share at the end of the preceding Valuation Period.

     (e) Finally, we subtract from this result a charge for each day in the Valuation Period. This daily charge will not exceed .000040792.

     We have the right to make changes in the Contract relating to the Separate Account. Any change will be made only to the extent permitted by applicable laws. If any change results in a material change in the underlying investments of an Investment Division to which your contributions are allocated, we will notify you. You will then have the option to make a new choice of Investment Divisions.

Form G.4278VM(TDA)                   (15)

                   TABLE OF GUARANTEED ACCUMULATION FACTORS
                   ----------------------------------------

                                             Guaranteed Accumulation Factors
     Number of Complete Years                for Determining Minimum
     from Date We Accept Payment             Fixed Interest Account Balance
     ---------------------------             ------------------------------
                   1                                   1.03000000
                   2                                   1.06090000
                   3                                   1.09272700
                   4                                   1.12550881
                   5                                   1.15927407
                   6                                   1.19405230
                   7                                   1.22987387
                   8                                   1.26677008
                   9                                   1.30477318
                  10                                   1.34391638
                  11                                   1.38423387
                  12                                   1.42576089
                  13                                   1.46853371
                  14                                   1.51258972
                  15                                   1.55796742
                  16                                   1.60470644
                  17                                   1.65284763
                  18                                   1.70243306
                  19                                   1.75350605
                  20                                   1.80611123

     The portion of your minimum Fixed Interest Account Balance resulting from any payment accepted will be determined by multiplying the payment amount by an applicable guaranteed accumulation factor. The guaranteed accumulation factor applied to each payment will depend on the time which has elapsed since the date the payment was accepted. Guaranteed accumulation factors at whole year intervals are illustrated above. Any withdrawal(s), other than to pay Administrative Charges, will be charged against your minimum Fixed Interest Account Balance in a similar manner, depending on the date(s) withdrawn.

     The interest rate used to determine guaranteed accumulation factors is an effective annual rate of 3 percent.

     This table illustrates factors used to determine your minimum Fixed Interest Account Balance. Your actual Fixed Interest Account Balance is guaranteed to equal or exceed the minimum balance calculated by the above method.

     On request we will provide guaranteed accumulation factors not shown.

Form G.4278VM(TDA)                   (16)

                          TABLE OF LIFE ANNUITY RATES
                          ---------------------------

     Under this form of annuity we will make monthly payments to the Annuitant from the commencement date of the annuity, if the Annuitant is then living, to the date of the last payment before the Annuitant's death. No payments will be made after the Annuitant's death. Annuity payments will instead be made quarterly, semi-annually or annually, if requested by the Annuitant, and in such case the amount shown below will be appropriately adjusted .

               Annuitant's Exact
               Age on Date of                Monthly Annuity Payment
               Purchase of Annuity           per $1000 of Consideration
               -------------------           --------------------------
                       55                              $3.85
                       56                               3.91
                       57                               3.98
                       58                               4.05
                       59                               4.12
                       60                               4.19
                       61                               4.27
                       62                               4.36
                       63                               4.45
                       64                               4.54
                       65                               4.64
                       66                               4.75
                       67                               4.86
                       68                               4.99
                       69                               5.11
                       70                               5.25


     Values not shown will be computed by the same method as that used for the values shown and will be furnished on request.

     The amount shown is the minimum monthly income we will pay under a life annuity if the annuity payments begin at the ages shown above. The mortality and interest basis is the 1983 Table A Metropolitan Unisex Adjusted with interest at 3% and loaded 2 1/2%.

Form G.4278VM(TDA)                   (17)

                                                           EXHIBIT (4)(b)(iii)



Filed with Post-Effective Amendment No. 9 to this
Registration Statement on Form N-4 on March 1, 1990.

                     METROPOLITAN LIFE INSURANCE COMPANY
              (A Mutual Company Incorporated in New York State) will pay the benefits of this certificate according to its provisions


                        MULTIFUNDED ANNUITY CERTIFICATE
            A Flexible Payment Deferred Annuity Certificate which:
                      .  Includes A Cash Withdrawal Value
                      .  Includes A Monthly Life Annuity
                      . Provides A Death Benefit Prior to Retirement . Is Not Eligible for Dividends


--------------------------------------------------------------------------------
                                 SPECIFICATIONS

      NUMBER                                        S123456789

      CERTIFICATE DATE                              MARCH 15, 1990

      PARTICIPANT                                   JOHN SMITH
--------------------------------------------------------------------------------

ALL VALUES PROVIDED BY THIS CERTIFICATE WHICH ARE BASED ON THEINVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT ARE VARIABLE ANDARE NOT GUARANTEED AS TO AMOUNT.

AVAILABLE SEPARATE ACCOUNT INVESTMENT DIVISIONS AS OF THE CERTIFICATE DATE ARE:

     .    Division 1     Growth Division
     .    Division 2     Income Division
     .    Division 3     Diversified Division
     .    Division 4     Aggressive Growth Division
     .    Division 5     Stock Index Division

A DESCRIPTION OF EACH OF THESE DIVISIONS IS INCLUDED IN THE PROSPECTUS.


                    PLEASE READ THIS CERTIFICATE CAREFULLY
                        See Table of Contents on Page 1

                      10-DAY RIGHT TO EXAMINE CERTIFICATE
You may return this certificate to us at our designated office or to the person through whom you purchased it within 10 days of the date you receive it. If you return it within the 10 day period, the certificate will be cancelled from its certificate date. We will refund any deposits you have made into the certificate.
                                  Cover Page

Form G.4333 VM (TDA-1)

                               TABLE OF CONTENTS
                               -----------------

                                                                        Page
                                                                        ----
SPECIFICATIONS.........................................................Cover

10-DAY RIGHT TO EXAMINE CERTIFICATE....................................Cover

SECTION 1--DEFINITIONS.....................................................3

SECTION 2--GENERAL.........................................................6

  A. Standard Provisions...................................................6
     -------------------
     *    Is this my entire contract and may it be contested?..............6
     *    Can this certificate be changed?.................................6
     *    Are dividends payable under this certificate?....................6
     *    How can I get information about my certificate and
          its value?.......................................................6
     *    How should I notify Metropolitan?................................6
     *    May I assign this certificate, or use its value as
          collateral for a loan?...........................................6
     *    Does this certificate qualify as an Tax Sheltered
          Annuity?.........................................................6
     *    How does the Code affect my Certificate?.........................7
     *    What special rules apply if deposits to my
          certificate are made under a 403(b) plan subject
          to ERISA?........................................................8
     *    What is qualified consent and when is it required?...............8

  B. Deposits..............................................................9
     --------
     *    When and where may annuity deposits be made?.....................9
     *    How much money can be deposited under my
          certificate?.....................................................9
     *    Will Metropolitan accept tax-deferred and after-tax
          Deposits?........................................................9
     *    When are deposits credited to the Account?.......................9
     *    How are deposits allocated?.....................................10
     *    Can my certificate be cancelled if deposits are
          not made?.......................................................10

  C. Transfers............................................................10
     ---------
     *    Can money be transferred between Accounts?......................10

  D. Administrative Fees..................................................10
     -------------------
     *    Are administrative fees deducted from my
          certificate?....................................................10

  E. Cash Withdrawals.....................................................11
     ----------------
     *    Can I make cash withdrawals.....................................11
     *    Is there a charge for making a withdrawal?......................11
     *    Example of a partial withdrawal.................................12
     *    Example of a full withdrawal....................................12

Form G.4333 VM (TDA-1)                 1

  F. Loans.................................................................13
     -----
     *    May I borrow money against my certificate?.......................13

  G. Changes to Beneficiaries..............................................14
     ------------------------
     *    May the beneficiary be changed?..................................14

  H. Death Benefits........................................................14
     --------------
     *    What happens if I die before income payments
          start?...........................................................14
     *    How is the death benefit calculated?.............................15

SECTION 3--FIXED INTEREST ACCOUNT..........................................16
     *    How is interest credited to my Fixed Interest
          Account..........................................................16

SECTION 4--SEPARATE ACCOUNT................................................17
     *    What is the Separate Account?....................................17
     *    How does the Separate Account operate?...........................17
     *    Can the Separate Account be changed?.............................18

SECTION 5--INCOME PAYMENTS.................................................19
     *    Can Metropolitan guarantee me income as long as I
          live?............................................................19
     *    Can I arrange for a specific income plan for my
          beneficiary to take effect after I die?..........................19
     *    What happens if the annuitant dies after income
          payments start?..................................................19
     *    How are income payments that are guaranteed
          for life calculated?.............................................20

TABLE OF VALUES............................................................21

NOTICE.....................................................................22

Form G.4333 VM (TDA-1)                 2

                            SECTION 1--DEFINITIONS
                            ----------------------

What do various terms in my certificate mean?
---------------------------------------------

"Account Balance"             It is the entire amount we hold under
                              this certificate for you.

"Accumulation Unit"           The unit of measurement used in
                              determining the value of amounts held in the investment divisions of the Separate Account.

"Beneficiary"                 The person or persons you name to receive death
                              proceeds when you die. You may name a contingent beneficiary to become the beneficiary if all beneficiaries die. Payment to more than one beneficiary or more than one contingent beneficiary will be in equal shares, unless you tell us otherwise.

"Cash Withdrawal Value"       The amount available to you after any
                              early withdrawal charges have been deducted.

"Certificate Year"            Certificate year is measured from the certificate
                              date and continues for 12 months. Each new certificate year begins on the anniversary date.
                              For example, if the certificate date is May 15, 1995, the first certificate year ends May 14, 1996 and the second certificate year begins May 15, 1996. The certificate anniversary will be May
                              15th.

"Code" The Internal Revenue Code as it now exists or is later amended.

"Deposits"                    Your payments to us under this annuity
                              certificate.

"Deposit Year"                The initial period during which a declared
                              interest rate for the Fixed Interest Account is credited on each deposit and each following one year period.

Form G.4333 VM (TDA-1)                 3

"Designated Office"           The administrative office servicing your
                              certificate. It is, currently, the Pension and Savings Center, Metropolitan Life Insurance
                              Company, One Madison Avenue, New York, N.Y. 10010.
                              If we change it, we will tell you.

"Employer Contributions"      These are deposits sent by your employer that are
                              not salary reductions.

"ERISA Plan"                  Your employer's plan that is subject to the
                              Employee Retirement Income Security Act (ERISA).
                              If your certificate is issued under an ERISA plan refer to page 8.

"Fund" The Metropolitan Series Fund Inc., which is a mutual fund for which we are the investment manager. It is used only for insurance and annuity contracts such as this one. It is divided into portfolios each of which has its own investment objectives.

"Investment Divisions"        Each investment division is part of the Separate
                              Account and invests in a corresponding portfolio of the fund, rather than investing directly in stocks, bonds or other investments. Thus, the investment experience of each division will generally be the same as that of the corresponding portfolio, reduced by charges under this certificate for services and benefits we provide.
                              The cover page shows the available divisions.
                              We will tell you about any changes.

"Qualified Joint and          An income plan providing annuity payments for
Survivor Annuity"             your life with survivor annuity payments for the
                              life of your spouse which are 50% of the amount payable during the joint lives of you and your spouse. If your certificate is issued under an ERISA plan, and you have a spouse, income plans must be on a joint and survivor basis.

Form G.4333 VM (TDA-1)              4

"Required Salary              These are deposits sent by your employer as
Reduction Non-Elective        deducted from your salary under an irrevocable
Deferrals"                    election you made at the time you initially became
                              eligible to participate.

"Salary Reduction             These are deposits sent by your employer as
Elective Deferrals"           deducted from your salary under a salary reduction
                              agreement with you.

"Transfers"                   Deposits resulting from the tax-free transfer of
                              other 403(b) contracts. Interest rates may be different from those for other deposits.
                              Withdrawal charges will apply for seven years.

"We", "Us", and" Our"         Metropolitan Life Insurance Company.


"You", "Your", "Me",          The participant under this certificate. The person
"My" OR "I"                   who may exercise all rights under this
                              certificate.

Form G.4333 VM (TDA-1)                 5

                              SECTION 2--GENERAL
                              ------------------

A. STANDARD PROVISIONS

Is this my entire contract and may it be contested?
---------------------------------------------------

This certificate together with any riders and endorsements included in it make up your entire contract with us. This certificate is established for the exclusive benefit of you and your beneficiary. We will never contest the validity of this certificate.

How can this certificate be changed?
------------------------------------

A change or waiver of any provision in this certificate may only be made in writing by our President, Secretary, or a VicePresident. None of our other employees, representatives or agents can do this.

Are dividends payable under this certificate?
---------------------------------------------

No, dividends are not paid under this certificate.

How can I get information about my certificate and its value?
-------------------------------------------------------------

At least twice each certificate year, before income payments start, we will send you a statement with details on deposits, values, withdrawals, and other information about your certificate. If you need information at other times, please tell us.

How should I notify Metropolitan?
---------------------------------

Anytime you have to tell us something (e.g., to request additional information, to make transfers, to change your allocation for new deposits, to make withdrawals) , you must send written notice to our designated office unless we have set up some other procedure, such as notice by telephone.

May I assign this certificate, or use its value as collateral for a loan?
-------------------------------------------------------------------------

No. Your rights under this certificate may not be assigned, transferred, sold, forfeited, discounted or pledged as collateral or as security. Your entire interest is nonforfeitable.

Does this certificate qualify as an Tax Sheltered Annuity?
----------------------------------------------------------

This certificate is intended to qualify as an Tax Sheltered Annuity as described in Section 403(b) of the Code. We will

Form G.4333 VM (TDA-1)                 6
interpret and administer the certificate as required by the code and applicable Treasury Regulations. We may amend this certificate and take other actions, including refund of deposits without your consent if necessary to keep it qualified. If we make such refunds, we will adjust your account balance accordingly. We will also notify you of any amendments and, when required by law, we will obtain your approval and the approval of the appropriate regulatory authority.

How does the code affect my certificate?
----------------------------------------

The code affects your certificate in several ways:

(a) Deposits are not included in your gross income and, therefore, not currently taxable. The interest earned on these deposits is also tax-deferred.

(b) Salary reduction elective deferral deposits and the interest credited to those deposits cannot be withdrawn until you attain age 59 1/2, retire, terminate employment, become disabled, or die. This restriction also applies to interest credited on pre-1989 elective deferrals we receive under a tax-free transfer. WE ARE REQUIRED BY THE CODE TO PROHIBIT THESE WITHDRAWALS, EXCEPT AS NOTED BELOW.

     If you suffer a financial hardship, you may become eligible to withdraw these deposits, but not the interest earned on them. In order for us to process a hardship withdrawal, if you are employed at the time of withdrawal by an employer under whose 403(b) arrangement deposits have been made under this certificate, your employer must send us a letter certifying that you have incurred a financial hardship.

     To the extent the code permits, we will not apply these restrictions to pre-1989 403(b) deposits transferred on a non-taxable basis into this certificate or to restrict transfers on a non-taxable basis to other contracts.

(c) You must start to receive your account balance no later than April 1 of the calendar year following the calendar year you reach age 70 1/2. Payment must be in a lump-sum or over a period not exceeding: (a) your lifetime;
     (b) your life expectancy; (c) the joint lifetimes of you and your beneficiary; or the joint life expectancy of you and your beneficiary. If your beneficiary is not your spouse and has a longer life expectancy than you, the Code may require payment over a shorter period than in (c) and (d) above. Withdrawals must be made in accordance with code Section 401(a) (9) and the regulations thereunder, including regulation 1.401(a) (9)-2.

Form G.4333 VM (TDA-1)                 7

What special rules apply if deposits to my certificate are made under a 403(b)
------------------------------------------------------------------------------
plan subject to ERISA?
----------------------

If deposits to your certificate have been made under a 403(b) plan subject to ERISA and if you have a spouse, the income payments , withdrawal provisions, methods of payment of the death benefit, and loans under this certificate are subject to your spouse's rights as described in this certificate.

If your certificate is subject to ERISA , income payments and withdrawals shall be paid in the form of a qualified joint and survivor annuity, unless you elect otherwise in writing during the 90 day period prior to the date payments are to commence. Such an election must be accompanied by your spouse's qualified consent (see below) . Any time before withdrawal or the commencement of benefits, you may make and revoke such an election without limit to the number of elections. Each time you revoke such an election, your spouse's qualified consent is required.

In addition to the loan requirements (described below) , no loan shall be made under this certificate unless we receive your spouse's qualified consent to such a loan no earlier than within the 90-day period before the loan is to be secured by the Fixed Interest Account under the certificate.

What is qualified consent and when is it required?
--------------------------------------------------

If your certificate is subject to ERISA and you have a spouse, your spouse must give qualified consent whenever you elect to:
a.   change your beneficiary to someone other than your surviving spouse;
b. choose an annuity income payment other than a qualified joint and survivor annuity;
c.   make a withdrawal;
d.   take a loan under this certificate.

A qualified consent is a consent executed by your spouse consenting: to your election not to receive the income payments in the form of a qualified joint and survivor annuity, to change the beneficiary to someone other than your spouse, to take a withdrawal from the certificate, or to take a loan under the certificate. The consent of your spouse must be in writing, dated, signed by your spouse, and witnessed by a notary public and in a form satisfactory to us.

The consent of your spouse will not be required if you, your estate representative, or your designated beneficiary under the certificate establishes that such consent cannot be obtained because there is no spouse, or because the spouse cannot be

Form G.4333 VM (TDA-1)                 8
located. It will also not be required if your certificate is not subject to ERISA.

B.  DEPOSITS

When and where may annuity deposits be made?
--------------------------------------------

Annuity deposits may be made at any time while you are alive and before the date income benefits begin. All deposits should be sent to our designated office.

How much money can be deposited under my certificate?
-----------------------------------------------------

We will accept under your certificate each amount you deposit up to the annual and aggregate amount limitations of the code to provide a Tax Sheltered Annuity pursuant to Section 403(b) of the code. These limitations, as provided in Sections 402(g) and 457(c) (1) of the code, apply to elective deferrals under this plan and all other plans you have with your employer.

The lifetime maximum for all deposits is $500,000. We may either return amounts which are above this limit or agree to take them. We may change the maximum by telling you in writing at least 90 days in advance.

We will not accept any deposits under this certificate after you have made a withdrawal based on termination of employment.

Will Metropolitan accept tax-deferred and after-tax deposits?
-------------------------------------------------------------

We will accept the following types of tax-deferred deposits, which, currently, are not includable in your gross income under the code:
(a)  salary reduction elective deferrals
(b)  required salary reduction non-elective deferrals
(c)  employer contributions
(d)  tax-free transfers

We will not accept employee after-tax deposits or any other type of deposit.

When are deposits credited to my account?
-----------------------------------------

Deposits to the Fixed Interest Account are credited as of the date they are received at our designated office. Deposits to the Separate Account will be credited as of the end of the valuation period during which we receive them at our designated office. No deposit will be credited before the certificate date.

Form G.4333 VM (TDA-1)                 9

How are deposits allocated?
---------------------------

You choose how deposits are allocated among the Fixed Interest Account and the Separate Account. You may change your allocation for new deposits by telling us. The change will be made upon receipt, unless you specify a later date, which may be up to 30 days after we receive the request. Allocations must be in whole number percentages (e.g., 33 1/3% cannot be chosen).

Can my certificate be cancelled if deposits are not made?
---------------------------------------------------------

If a deposit has not been made for 36 consecutive months and if the account balance is less than $2,000, we may, if permitted by law, cancel this certificate by paying you the full cash withdrawal value in a single sum.

C. TRANSFERS

Can money be transferred between Accounts?
------------------------------------------

Yes.  You can make an unlimited number of transfers by telling us .

If you transfer money from the Fixed Interest Account to the Separate Account and then you make a transfer from the Separate Account to the Fixed Interest Account within 12 months, an amount equal to the amount originally transferred from the Fixed Interest Account will go back to the Fixed Interest Account and be treated as if that amount had never been transferred. Thus, it will be earning the same interest rate that it would have been earning had neither transfer ever taken place. Any amounts in excess of the original transfer will be treated the same as if it were a new deposit to the Fixed Interest Account. If it is transferred back to the Fixed Interest Account 12 or more months after it was transferred to the Separate Account, it will earn the current fixed interest rate for new deposits.

D. ADMINISTRATIVE FEES

Are administrative fees deducted from my certificate?
-----------------------------------------------------

At the end of the month in which a certificate year ends, we will deduct a $20 administrative fee from deposits and interest earned on those deposits that are in your Fixed Interest Account on a "first-in first-out" basis, if the account balance is less than $10,000 and no deposits were received during the certificate year. If your Fixed Interest Account balance is less than $20 at the end of the certificate year, we will waive the administrative fee. We will also waive the administrative fee due at the end of the month of the certificate year your certificate ends. No

Form G.4333 VM (TDA-1)                10
administrative fee applies to the Separate Account.

We may change the date on which the administrative fee is deducted to the certificate anniversary. If we do so, we will tell you in advance.

E. CASH WITHDRAWALS

Can I make cash withdrawals?
----------------------------

Yes, cash withdrawals are permitted, but only to the extent permitted under Federal income tax rules. Tell us if you want to make a withdrawal. The minimum withdrawal is $250.

While a loan is outstanding, you may not make any partial withdrawals that would reduce your account balance below 125% of the outstanding loan balance. Any outstanding loan balance will be deducted from your account balance before payment of a full withdrawal, income payments, or a death benefit to the extent permitted by withdrawal restrictions described below.

Is there a charge for making a withdrawal?
------------------------------------------

Yes, but if you make a withdrawal, we will first withdraw any amounts that can be withdrawn with no withdrawal charge and will then withdraw other amounts from deposits and interest earned on those deposits on a "first-in, first-out" (FIFO) basis. Withdrawal charges shown in the following table apply to each deposit.

                      -----------------------------------------
                              During Deposit Year
                         1   2   3   4   5   6    7    8  &
                                                       Beyond
                         7%  6%  5%  4%  3%  2%   1%    0%
                      -----------------------------------------

However, no withdrawal charge will apply:
(a) To a full withdrawal made while you are disabled (as defined under the Federal Social Security laws).
(b) To any withdrawal that is not from your tax free transfer deposits (including interest on them) after the tenth certificate year, provided you have attained age 55 and have terminated employment with each employer under whose 403(b) arrangement deposits have been made to this certificate (as verified by each such employer) .
(c) To any withdrawal that is required to avoid Federal income tax penalties or to satisfy Federal income tax rules.
(d)  To any withdrawal made after your death.
(e) To any withdrawal made in order for us to provide income payments for life, or for a five or more year period that

Form G.4333 VM (TDA-1)                11
     cannot be accelerated.

In addition, if your certificate does not have an outstanding loan balance, as part of your first withdrawal in a certificate year, you may withdraw up to 10% of your tax-free transfer deposit(s) account balance without a withdrawal charge. If your first request in a certificate year is for more than 10% of such account balance, a withdrawal charge, if applicable, will be imposed on the amount in excess of 10%. Other withdrawals made in the same certificate year will be subject to withdrawal charges, if applicable, regardless of the amount of the first withdrawal .

For partial withdrawals, we pay you what you ask for and reduce the account balance by a larger amount, as follows: the amount to which no withdrawal charge applies, plus the amount to which a withdrawal charge applies divided by 100% minus the percentage shown above (so that if the percentage shown is 7% we divide by 93%).

For full withdrawals, we multiply each amount to which the withdrawal charge applies by the percentage shown above, keep the resulting amount as a withdrawal charge and pay you the rest.

Whether or not there is a withdrawal charge, you may be subject to a tax penalty on certain withdrawals, as well as federal income tax. The law requires us to reserve the right to delay paying any cash withdrawals from the Fixed Interest Account for up to six months from the date of a request. We do not intend to do this, except in an extreme emergency.

Example of a Partial Withdrawal
-------------------------------

If your first request for a withdrawal in a certificate year is for $5,000 and your account balance of $9,000 includes $7,000 of deposits all of which are subject to a 7% withdrawal charge, we would allow the first 10% of your account balance ($900) to be withdrawn without a withdrawal charge. We would pay you $5,000 and reduce your account balance by $5308.60 (the $900 free of charge; plus $4,408.60 computed by taking the other $4,100 of the requested withdrawal amount and dividing by .93, i.e., 100% minus 7%).

Example of a Full Withdrawal
----------------------------

If your second request for a withdrawal in a certificate year is for a full withdrawal and your account balance of $15,000 includes $10,000 of deposits all of which are subject to a 7% withdrawal charge, the withdrawal charge would be $700 (i.e., $10,000 x .07); and we pay you $14,300 (i.e., $15,000-$700).

Form G.4333 VM (TDA-1)                12

F. LOANS

May I borrow money against my certificate?
------------------------------------------

Yes, from the Fixed Interest Account only, and only prior to the date income payments begin. The amount you can borrow and how quickly you must repay it depends on the code, which changes from time to time. Our loan application will tell you about the restrictions that apply at the time you apply for a loan. We may refuse to allow any loan that is: (a) under $1,000; (b) over $50,000; (c) over 50% of your Fixed Income Account Balance; (d) in connection with an employer plan qualified under the Employee Retirement Income Security Act (ERISA); or (e) for less than one year or more than five years (15 years if used for the purchase of a principal residence).

We will charge you interest on the amount you borrow from the date of the loan until the date the loan is repaid. We will notify you of the interest rate we will charge on a loan at the time you apply for a loan.

A non-refundable loan application fee must be submitted with each loan application. The amount of this fee will be provided on the loan application.

When we issue your loan check, your certificate's account balance will not be reduced. Instead, the portion of your account balance equal to the outstanding loan will no longer earn the declared interest rate, but, rather, the guaranteed interest rate. Also, withdrawals will be restricted as described above.

The loan must be repaid in substantially level quarterly payments of principal and interest. Reminder notices of the amount payable will be mailed directly to you.

If you default on a loan repayment, you will incur taxable income for the amount in default, which we will report in accordance with code requirements. We will withdraw the amount in default from your account balance, if permitted by law. If we cannot withdraw amounts in default from your Fixed Interest Account balance because of legal restrictions, we will not withdraw them until the restrictions are removed or your certificate ends. When your certificate ends, any outstanding loan balance will be deducted from your account balance before any benefits are paid.

Initially, only one loan may be outstanding on your certificate at any time. If multiple loans are permitted in the future, we will notify you.

We reserve the right to suspend, modify or terminate the granting

Form G.4333 VM (TDA-1)                13
of loans at any time. Such action will not affect any prior loan granted.

If your certificate is subject to an ERISA plan and you request a loan, special spousal provisions (as described above) affect the loan .

G. CHANGES TO BENEFICIARIES

May the beneficiaries be changed?
---------------------------------

Yes, at any time, while you are alive and before income payments start. You may make the change by completing our "Change of Beneficiary" form which you may get from our designated office. No change is binding on us until it is recorded at our designated office. Once recorded, the change binds us as of the date you signed it.

After income payments start, you may change the beneficiary for any future guaranteed income payments. You cannot make any changes that would affect the number or size of income payments. Thus, if we are making payments over two lifetimes, neither name may be changed after we start making payments.

H. DEATH BENEFITS

What happens if I die before income payments start?
---------------------------------------------------

After we receive proof of death and a properly completed claim form, we will pay the death benefit to your beneficiary or permit him or her to select one of our income plans for life or for a period of years not more than his or her life expectancy. If the entire death benefit is paid in a single sum, it must be distributed (in accordance with Treasury Regulations) by the end of the calendar year in which the fifth anniversary of your death occurs. If income payments are chosen, they must begin by the end of the calendar year following the year of your death (or such later date allowed by Treasury Regulations).

If your beneficiary is your spouse, then your spouse may continue this certificate as participant.

If you do not name a beneficiary or if none is alive when you die, we will pay your contingent beneficiary. Payments to more than one beneficiary or more than one contingent beneficiary will be divided equally among them. If you do not name a contingent beneficiary or none is alive when you die, we will pay your estate. If your estate or other non-natural person becomes entitled to payment, such payment will be made in a lump sum.

Form G.4333 VM (TDA-1)                14

How is the Death Benefit calculated?
------------------------------------

Before income payments (which are described below) start, the death benefit is the greatest of:
1. The entire account balance as of the date of proof of death (no early withdrawal charge will apply and no administrative fee will be deducted), or
2.   The total deposits made less any partial withdrawals, or
3. The highest account balance as of the end of the calendar year in which any prior quinquennial certificate anniversary occurs, less any subsequent partial withdrawals and administrative fees.

Form G.4333 VM (TDA-1)                15

                       SECTION 3--FIXED INTEREST ACCOUNT
                       ---------------------------------

How is interest credited to my Fixed Interest Account?
------------------------------------------------------

Interest on each deposit allocated to the Fixed Interest Account will be credited from the date the deposit is received at our designated office or the date a transfer is made to the Fixed Interest Account, but not earlier than the certificate date. Interest will be credited on each deposit until the earliest of: (a) your death, (b) the date it's withdrawn, or (c) the date you start to receive income payments.

Interest rates will be set by us from time to time, but will never be less than 3%. Different interest rates may apply to each deposit depending on the date the deposit is received at our designated office. The declared interest rate in effect when a new deposit is received will be credited on that deposit until the last day of the month in which the anniversary of that deposit occurs. Each following deposit year will be for one year. For example, a deposit received August 2, 1992 would be credited with the interest rate in effect on that date until August 31, 1993. Each following deposit year would start on September 1, and end on August 31. A new interest rate would apply both to the original deposit and all earnings on that deposit. We may change how deposit years are determined so that each deposit year ends on the anniversary of the date your deposit was received. If we do so, we will tell you in advance.

The interest rates we declare are "annual effective yields". The actual rates we use on a day-to-day basis are slightly lower, but, if the deposit is left in your certificate for a full year, it will grow by the full amount of the interest rate we declared, because we compound interest daily.

Form G.4333 VM (TDA-1)                16

                          SECTION 4--SEPARATE ACCOUNT
                          ---------------------------

What is the Separate Account?
-----------------------------

It is Metropolitan Life Separate Account E, an investment account we maintain separate from our other assets.

We own the assets in the Separate Account.   The Separate Account will not be
charged with liabilities that arise from any other business that we conduct. We will add amounts to the Separate Account from other contracts of ours.

How does the Separate Account operate?
--------------------------------------

The Separate Account is divided into investment divisions each of which buys shares in a corresponding portfolio of the fund. Thus, the Separate Account does not invest directly in stocks, bonds, etc., but leaves such investments to the fund to make. The fund combines assets from the Separate Account as well as other separate accounts of ours and our affiliates.

We keep track of each investment division of the Separate Account separately using accumulation units. When you put money into an investment division we give you accumulation units. When you take money out of the investment division we take accumulation units away. In either case the number of accumulation units you gain or lose is determined by taking the dollar amount of the deposit, transfer or withdrawal and dividing it by the value of an accumulation unit at the time of the transaction. Thus, if you transfer in $5,000, and the value of an accumulation unit is $100, you will get 50 accumulation units.

Initially, we set the value of each accumulation unit. At the end of each valuation period, we then revise it by taking the net asset value of a share in the applicable fund portfolio at the end of the valuation period, add any fund dividend or capital gain distribution during the valuation period, subtract any per share charge for taxes and reserves for taxes, and divide this total by the net asset value of a share of the same portfolio at the start of the valuation period. Then we subtract a charge not to exceed .000034035 per day (an effective annual rate of 1.25%) for administrative expenses and mortality and expense risks we assume under the certificate.

A valuation period is the period between one calculation of an accumulation unit and the next calculation. Normally, we calculate accumulation units once each day the New York Stock Exchange is open for trading, but we can delay this determination if an emergency exists making disposal or valuation of assets in the Separate Account not reasonably practicable or the Securities

Form G.4333 VM (TDA-1)                17
and Exchange Commission determines that securities trading is restricted or permits such deferral. We may change when we calculate accumulation units by giving you 30 days notice, to the extent permitted by law.

Additions to or withdrawals from an investment division may only be made as of the end of a valuation period.

Can the Separate Account be changed?
------------------------------------

We may make certain changes if we think they would best serve the interests of participants in or owners of similar contracts or would be appropriate in carrying out the purposes of such contracts. Any changes will be made only to the extent and in the manner permitted by applicable laws. Also, when required by law, we will obtain your approval of the changes and approval from any appropriate regulatory authority.

Examples of the changes we may make include:

 .    To transfer any assets in an investment division to another investment division, or to one or more other separate accounts, or to our general account; or to add, combine, or remove investment divisions in the Separate Account.

 .    To substitute, for the fund share held in any portfolio, the shares of another class of the fund or the shares of another fund or any other investment permitted by law.

If any changes result in material change in the underlying investments of an investment division to which an amount is allocated under the certificate, we will notify you of the change. You may then make a new choice of investment divisions.

Form G.4333 VM (TDA-1)                18

                          SECTION 5--INCOME PAYMENTS
                          --------------------------

Can Metropolitan guarantee me an income for as long as I live?
--------------------------------------------------------------

Yes. You can receive income payments guaranteed for life on a monthly, quarterly, semiannual or annual basis. These payments may also be guaranteed for at least five years, but not beyond your life expectancy or the joint life expectancy if there is more than one payee.

Other income plans which provide payments for a stated amount or a stated number of years are also available. The amount of each payment under an income plan must be at least $50.

You may begin receiving income payments at any date you choose which occurs after the certificate date provided you tell us at least 30 days in advance. We will send you information and the necessary forms to sign, upon receipt of your request at our designated office. Once income payments start, you will not be able to make cash withdrawals or change the choice of income plan.

We will automatically send you information about income plans when you attain age 70. If you do not choose an income plan, or make a full cash withdrawal by April 1 following the calendar year you attain age 70 1/2 or 10 years after the certificate date, if later, we will automatically start income payments on that date, for your lifetime with a guarantee that payments will be made for at least 5 years.

If your date of birth or sex is not correct on the enrollment form for your certificate, we will adjust the income payments to agree with your correct age and sex.

If your certificate is subject to ERISA, special spousal provisions (as described above) affect income payments.

Can I arrange for a specific income plan for my beneficiary to take effect after
--------------------------------------------------------------------------------
I die?
------

Yes. You can choose an income plan for your beneficiary which we will honor at your death, unless you are already receiving income payments .

What happens if I die after income payments start?
--------------------------------------------------

After we receive proof of death and a properly completed claim form, income payments will continue to the designated beneficiary (even if the beneficiary is your spouse) for the balance of the guaranteed period, depending on the income plan you selected. If

Form G.4333 VM (TDA-1)                19
the guaranteed period has already ended, no further payments will be made. If an estate (or other non-natural person) becomes entitled to payment, we will pay the value of any remaining payments, computed as of the date of death using the interest rate we use to set those payments, in a lump-sum to such person. After income payments start, we may require proof that the payee is alive on the due date of each income payment.

If your certificate is subject to ERISA, your beneficiary must be your spouse if you are married at the time of your death and you have not elected otherwise. Such election must satisfy the qualified consent rules (described above). A waiver of spousal payment of the death benefit may not be made prior to the year in which you attain age 35, or, if earlier, your termination of employment with the employer then making deposits to this certificate. Income payments to your spousal beneficiary shall be in the form of a lump sum payment which constitutes your entire interest in the certificate, unless your spouse chooses another form of benefit.

How are income payments that are guaranteed for life calculated?
----------------------------------------------------------------

The minimum amount of life income payments are calculated based on a guaranteed interest rate of 3% and the 1983 Individual Mortality Table a (Metropolitan Adjusted). We have told the chief insurance regulator of the state where we delivered the how we computed these values. Such values are at least as high as that state requires.

Form G.4333 VM (TDA-1)                20

                                TABLE OF VALUES
                   Minimum Fixed Interest Account Balances

For a certificate without any withdrawals from the Fixed Interest  Account.

     BASIS:  $1,000 Annual Deposit Allocated to Fixed Interest Account
                   at the Beginning of each Certificate Year

            Values are not proportional for other deposit amounts.

               --------------------------------------------
                     End Of                  Minimum
                  Certificate             Fixed Interest
                     Year                Account Balance
               --------------------------------------------
                      1                     $1,030.00
                      2                     $2,090.90
                      3                     $3,183.63
                      4                     $4,309.14
                      5                     $5,468.41
                      6                     $6,662.46
                      7                     $7,892.34
                      8                     $9,159.11
                      9                     $10,463.88
                      10                    $11,807.80
                      11                    $13,192.03
                      12                    $14,617.79
                      13                    $16,086.32
                      14                    $17,598.91
                      15                    $19,156.88
                      16                    $20,761.59
                      17                    $22,414.44
                      18                    $24,116.87
                      19                    $25,870.37
                      20                    $27,676.49
                      21                    $29,536.78
                      22                    $31,452.88
                      23                    $33,426.47
                      24                    $35,459.26
                      25                    $37,553.04
               --------------------------------------------

On request we will provide values for years not shown.

The guaranteed interest rate used to determine the minimum Fixed Interest Account Balance is 3%.

Values during the year will include interest for the completed part of the year. The values shown above do not take into account any Early Withdrawal Charges. The values also do not include A $20 Administrative Fee which will be deducted from the values as of the end of each certificate year in which no deposits have been received if the Account Balance is less than $10,000.

Form G.4333 VM (TDA-1)                21

                                    NOTICE
When you write to us, please give us your name, address and certificate number.

Please notify us promptly of any address changes. We will write to you at your last known address.

Checks, drafts or money orders must be drawn to the order of METLIFE. All payments must be made in U.S. currency.

Our Board of Directors is elected by our policyholders and holders. For details on how to vote, write to our Secretary at the designated office.


                        MULTIFUNDED ANNUITY CERTIFICATE
            A Flexible Payment Deferred Annuity Certificate which :

                    .   Includes A Cash Withdrawal Value
                    .   Includes A Monthly Life Annuity
                    .   Provides A Death Benefit Prior to Retirement
                    .   Is Not Eligible for Dividends


ALL VALUES PROVIDED BY THIS CERTIFICATE WHICH ARE BASED ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT ARE VARIABLE AND ARE NOT GUARANTEED AS TO AMOUNT.


                    PLEASE READ THIS CERTIFICATE CAREFULLY
                        See Table of Contents on Page 1







Countersigned by:__________________________________________



Date:______________

Form G.4333 VM (TDA-1)                22

                      METROPOLITAN LIFE INSURANCE COMPANY
               (A Mutual Company Incorporated in New York State) will pay the benefits of this certificate according to its provisions


                        MULTIFUNDED ANNUITY CERTIFICATE
            A Flexible Payment Deferred Annuity Certificate which:
                      .  Includes A Cash Withdrawal Value
                      .  Includes A Monthly Life Annuity
                      . Provides A Death Benefit Prior to Retirement . Is Not Eligible for Dividends


   -------------------------------------------------------------------------
                                 SPECIFICATIONS

     NUMBER                                                 S123456789

     CERTIFICATE DATE                                       MARCH 15, 1990

     PARTICIPANT                                            JOHN SMITH
   -------------------------------------------------------------------------

   ALL VALUES PROVIDED BY THIS CERTIFICATE WHICH ARE BASED ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT ARE VARIABLE AND ARE NOT GUARANTEED AS TO AMOUNT.

   AVAILABLE SEPARATE ACCOUNT INVESTMENT DIVISIONS AS OF THE CERTIFICATE DATE
   ARE:
       .    Division 1     Growth Division
       .    Division 2     Income Division
       .    Division 3     Diversified Division
       .    Division 4     Aggressive Growth Division
       .    Division 5     Stock Index Division
       .    Division 6     Money Market Division

   A DESCRIPTION OF EACH OF THESE DIVISIONS IS INCLUDED IN THE PROSPECTUS.


                    PLEASE READ THIS CERTIFICATE CAREFULLY
                        See Table of Contents on Page 1

                      10-DAY RIGHT TO EXAMINE CERTIFICATE
   You may return this certificate to us at our designated office or to the person through whom you purchased it within 10 days of the date you receive it. If you return it within the 10 day period, the certificate will be cancelled from its certificate date. We will refund any deposits you have made into the certificate.

                                  Cover Page
   Form G.4333 VM (TDA-2)

                               TABLE OF CONTENTS
                               -----------------

                                                                            Page
                                                                            ----
SPECIFICATIONS.............................................................Cover

10-DAY RIGHT TO EXAMINE CERTIFICATE........................................Cover

SECTION 1--DEFINITIONS.........................................................3

SECTION 2--GENERAL.............................................................6

  A. Standard Provisions.......................................................6
     -------------------
     *    Is this my entire contract and may it be contested?..................6
     *    Can this certificate be changed?.....................................6
     *    Are dividends payable under this certificate?........................6
     *    How can I get information about my certificate and its value?........6
     *    How should I notify Metropolitan?....................................6
     *    May I assign this certificate, or use its value as
          collateral for a loan?...............................................6
     *    Does this certificate qualify as an Tax Sheltered Annuity?...........6
     *    How does the Code affect my Certificate?.............................7
     *    What special rules apply if deposits to my certificate are made under a 403(b) plan subject to ERISA?...........................8
     *    What is qualified consent and when is it required?...................8

  B. Deposits..................................................................9
     --------
     *    When and where may annuity deposits be made?.........................9
     *    How much money can be deposited under my certificate?................9
     *    Will Metropolitan accept tax-deferred and after-tax Deposits?........9
     *    When are deposits credited to the Account?...........................9
     *    How are deposits allocated?.........................................10
     *    Can my certificate be cancelled if deposits are not made?...........10

  C. Transfers................................................................10
     ---------
     *    Can money be transferred between Accounts?..........................10

  D. Administrative Fees......................................................10
     -------------------
     *    Are administrative fees deducted from my certificate?...............10

  E. Cash Withdrawals.........................................................11
     ----------------
     *    Can I make cash withdrawals.........................................11
     *    Is there a charge for making a withdrawal?..........................11
     *    Example of a partial withdrawal.....................................12
     *    Example of a full withdrawal........................................12

Form G.4333 VM (TDA-2)                  1

  F. Loans....................................................................13
     -----
     *    May I borrow money against my certificate?..........................13

  G. Changes to Beneficiaries.................................................14
     ------------------------
     *    May the beneficiary be changed?.....................................14

  H. Death Benefits...........................................................14
     --------------
     *    What happens if I die before income payments start?.................14
     *    How is the death benefit calculated?................................15

SECTION 3--FIXED INTEREST ACCOUNT.............................................16
     *    How is interest credited to my Fixed Interest Account...............16

SECTION 4--SEPARATE ACCOUNT...................................................17
     *    What is the Separate Account?.......................................17
     *    How does the Separate Account operate?..............................17
     *    Can the Separate Account be changed?................................18

SECTION 5--INCOME PAYMENTS....................................................19
     *    Can Metropolitan guarantee me income as long as I live?.............19
     *    Can I arrange for a specific income plan for my beneficiary to take effect after I die?.........................................19
     *    What happens if the annuitant dies after income payments start?.....19
     *    How are income payments that are guaranteed for life calculated?....20

TABLE OF VALUES...............................................................21

NOTICE........................................................................22

Form G.4333 VM (TDA-2)                  2

                            SECTION 1--DEFINITIONS
                            ----------------------

What do various terms in my certificate mean?
---------------------------------------------

"Account Balance"             It is the entire amount we hold under this
                              certificate for you.

"Accumulation Unit"           The unit of measurement used in determining the
                              value of amounts held in the investment divisions of the Separate Account.

"Beneficiary"                 The person or persons you name to receive death
                              proceeds when you die. You may name a contingent beneficiary to become the beneficiary if all the beneficiaries die. Payment to more than one beneficiary or more than one contingent beneficiary will be in equal shares, unless you tell us otherwise.

"Cash Withdrawal Value"       The amount available to you after any early
                              withdrawal charges have been deducted.

"Certificate Year"            Certificate year is measured from the certificate
                              date and continues for 12 months. Each new certificate year begins on the anniversary date.
                              For example, if the certificate date is May 15, 1995, the first certificate year ends May 14, 1996 and the second certificate year begins May 15, 1996. The certificate anniversary will be May
                              15th.

"Code" The Internal Revenue Code as it now exists or is later amended.

"Deposits"                    Your payments to us under this annuity
                              certificate.

"Deposit Year"                The initial period during which a declared
                              interest rate for the Fixed Interest Account is credited on each deposit and each following one year period.

Form G.4333 VM (TDA-2)                  3

Designated Office"            The administrative office servicing your
                              certificate. It is, currently, the Pension and Savings Center, Metropolitan Life Insurance
                              Company, One Madison Avenue, New York, N.Y. 10010.
                              If we change it, we will tell you.

"Employer Contributions"      These are deposits sent by your employer that are
                              not salary reductions.

"ERISA Plan"                  Your employer's plan that is subject to the
                              Employee Retirment Income Security Act (ERISA). If your certificate is issued under an ERISA plan refer to page 8.

"Fund" The Metropolitan Series Fund Inc., which is a mutual fund for which we are the investment manager. It is used only for insurance and annuity contracts such as this one. It is divided into portfolios each of which has its own investment objectives.

"Investment Divisions"        Each investment division is part of the Separate
                              Account and Invests in a corresponding portfolio of the fund, rather than investing directly in stocks, bonds or other investments. Thus, the investment experience of each division will generally be the same as that of the corresponding portfolio, reduced by charges under this certificate for services and benefits we provide.
                              The cover page shows the available divisions. We will tell you about any changes.

"Qualified Joint and          An income plan providing annuity payments for your
Survivor Annuity"             life with survivor annuity payments for the life
                              of your spouse which are 50% of the amount payable during the joint lives of you and your spouse. If your certificate is issued under an ERISA plan, and you have a spouse, income plans must be on a joint and survivor basis.

Form G.4333 VM (TDA-2)                  4

"Required Salary              These are deposits sent by your employer as
Reduction Non-Elective        deducted from your salary under an irrevocable
Deferrals"                    election you made at the time you initially
                              became eligible to participate.

"Salary Reduction             These are deposits sent by your employer as
Elective Deferrals"           deducted from your salary under a salary reduction
                              agreement with you.

"Transfers"                   Deposits resulting from the tax-free transfer of
                              other 403(b) contracts. Interest rates may be different from those for other deposits.
                              Withdrawal charges will apply for seven years.

"We", "Us", and" Our"         Metropolitan Life Insurance Company.


"You", "Your", "Me",          The participant under this certificate. The
"My" OR "I"                   person who may exercise all rights under this
                              certificate.

Form G.4333 VM (TDA-2)                  5

                              SECTION 2--GENERAL
                              ------------------

A. STANDARD PROVISIONS

Is this my entire contract and may it be contested?
---------------------------------------------------

This certificate together with any riders and endorsements included in it make up your entire contract with us. This certificate is established for the exclusive benefit of you and your beneficiary. We will never contest the validity of this certificate.

How can this certificate be changed?
------------------------------------

A change or waiver of any provision in this certificate may only be made in writing by our President, Secretary, or a VicePresident. None of our other employees, representatives or agents can do this.

Are dividends payable under this certificate?
---------------------------------------------

No, dividends are not paid under this certificate.

How can I get information about my certificate and its value?
-------------------------------------------------------------

At least twice each certificate year, before income payments start, we will send you a statement with details on deposits, values, withdrawals, and other information about your certificate. If you need information at other times, please tell us.

How should I notify Metropolitan?
---------------------------------

Anytime you have to tell us something (e.g., to request additional information, to make transfers, to change your allocation for new deposits, to make withdrawals), you must send written notice to our designated office unless we have set up some other procedure, such as notice by telephone.

May I assign this certificate, or use its value as collateral for a loan?
-------------------------------------------------------------------------

No. Your rights under this certificate may not be assigned, transferred, sold, forfeited, discounted or pledged as collateral or as security. Your entire interest is nonforfeitable.

Does this certificate qualify as an Tax Sheltered Annuity?
----------------------------------------------------------

This certificate is intended to qualify as an Tax Sheltered Annuity as described in Section 403(b) of the Code. We will

Form G.4333 VM (TDA-2)                  6
interpret and administer the certificate as required by the code and applicable Treasury Regulations. We may amend this certificate and take other actions, including refund of deposits without your consent if necessary to keep it qualified. If we make such refunds, we will adjust your account balance accordingly. We will also notify you of any amendments and, when required by law, we will obtain your approval and the approval of the appropriate regulatory authority.

How does the code affect my certificate?
----------------------------------------

The code affects your certificate in several ways:

(a) Deposits are not included in your gross income and, therefore, not currently taxable. The interest earned on these deposits is also tax-deferred.

(b) Salary reduction elective deferral deposits and the interest credited to those deposits cannot be withdrawn until you attain age 59 1/2, retire, terminate employment, become disabled, or die. This restriction also applies to interest credited on pre-1989 elective deferrals we receive under a tax-free transfer. WE ARE REQUIRED BY THE CODE TO PROHIBIT THESE WITHDRAWALS, EXCEPT AS NOTED BELOW.

     If you suffer a financial hardship, you may become eligible to withdraw these deposits, but not the interest earned on them. In order for us to process a hardship withdrawal, if you are employed at the time of withdrawal by an employer under whose 403(b) arrangement deposits have been made under this certificate, your employer must send us a letter certifying that you have incurred a financial hardship.

     To the extent the code permits, we will not apply these restrictions to pre-1989 403(b) deposits transferred on a non-taxable basis into this certificate or to restrict transfers on a non-taxable basis to other contracts.

(c) You must start to receive your account balance no later than April 1 of the calendar year following the calendar year you reach age 70 1/2. Payment must be in a lump-sum or over a period not exceeding: (a) your lifetime;
     (b) your life expectancy; (c) the joint lifetimes of you and your beneficiary; or the joint life expectancy of you and your beneficiary. If your beneficiary is not your spouse and has a longer life expectancy than you, the Code may require payment over a shorter period than in (c) and (d) above. Withdrawals must be made in accordance with code Section 401(a) (9) and the regulations thereunder, including regulation 1.401(a) (9)-2.

Form G.4333 VM (TDA-2)                  7

What special rules apply if deposits to my certificate are made under a 403(b)
------------------------------------------------------------------------------
plan subject to ERISA?
----------------------

If deposits to your certificate have been made under a 403(b) plan subject to ERISA and if you have a spouse, the income payments, withdrawal provisions, methods of payment of the death benefit, and loans under this certificate are subject to your spouse's rights as described in this certificate.

If your certificate is subject to ERISA, income payments and withdrawals shall be paid in the form of a qualified joint and survivor annuity, unless you elect otherwise in writing during the 90 day period prior to the date payments are to commence. Such an election must be accompanied by your spouse's qualified consent (see below). Any time before withdrawal or the commencement of benefits, you may make and revoke such an election without limit to the number of elections. Each time you revoke such an election, your spouse's qualified consent is required.

In addition to the loan requirements (described below), no loan shall be made under this certificate unless we receive your spouse's qualified consent to such a loan no earlier than within the 90-day period before the loan is to be secured by the Fixed Interest Account under the certificate.

What is qualified consent and when is it required?
--------------------------------------------------

If your certificate is subject to ERISA and you have a spouse, your spouse must give qualified consent whenever you elect to:
a.   change your beneficiary to someone other than your surviving spouse;
b. choose an annuity income payment other than a qualified joint and survivor annuity;
c.   make a withdrawal;
d.   take a loan under this certificate.

A qualified consent is a consent executed by your spouse consenting: to your election not to receive the income payments in the form of a qualified joint and survivor annuity, to change the beneficiary to someone other than your spouse, to take a withdrawal from the certificate, or to take a loan under the certificate. The consent of your spouse must be in writing, dated, signed by your spouse, and witnessed by a notary public and in a form satisfactory to us.

The consent of your spouse will not be required if you, your estate representative, or your designated beneficiary under the certificate establishes that such consent cannot be obtained because there is no spouse, or because the spouse cannot be

Form G.4333 VM (TDA-2)                  8
located. It will also not be required if your certificate is not subject to ERISA.


B. DEPOSITS

When and where may annuity deposits be made?
--------------------------------------------

Annuity deposits may be made at any time while you are alive and before the date income benefits begin. All deposits should be sent to our designated office.

How much money can be deposited under my certificate?
-----------------------------------------------------

We will accept under your certificate each amount you deposit up to the annual and aggregate amount limitations of the code to provide a Tax Sheltered Annuity pursuant to Section 403(b) of the code. These limitations, as provided in Sections 402(g) and 457(c) (1) of the code, apply to elective deferrals under this plan and all other plans you have with your employer.

The lifetime maximum for all deposits is $500,000. We may either return amounts which are above this limit or agree to take them. We may change the maximum by telling you in writing at least 90 days in advance.

We will not accept any deposits under this certificate after you have made a withdrawal based on termination of employment.

Will Metropolitan accept tax-deferred and after-tax deposits?
-------------------------------------------------------------

We will accept the following types of tax-deferred deposits, which, currently, are not includable in your gross income under the code:
(a)  salary reduction elective deferrals
(b)  required salary reduction non-elective deferrals
(c)  employer contributions
(d)  tax-free transfers

We will not accept employee after-tax deposits or any other type of deposit.

When are deposits credited to my account?
-----------------------------------------

Deposits to the Fixed Interest Account are credited as of the date they are received at our designated office. Deposits to the Separate Account will be credited as of the end of the valuation period during which we receive them at our designated office. No deposit will be credited before the certificate date.

Form G.4333 VM (TDA-2)                  9

How are deposits allocated?
--------------------------

You choose how deposits are allocated among the Fixed Interest Account and the Separate Account. You may change your allocation for new deposits by telling us. The change will be made upon receipt, unless you specify a later date, which may be up to 30 days after we receive the request. Allocations must be in whole number percentages (e.g., 33 1/3% cannot be chosen).

Can my certificate be cancelled if deposits are not made?
---------------------------------------------------------

If a deposit has not been made for 36 consecutive months and if the account balance is less than $2,000, we may, if permitted by law, cancel this certificate by paying you the full cash withdrawal value in a single sum.

C. TRANSFERS

Can money be transferred between Accounts?
------------------------------------------

Yes. Except as follows, you can make an unlimited number of transfers by telling us. The exception is that once each contract year up to 20% of the value of the Fixed Interest Account that is still subject to surrender charges may be transferred without surrender charge to one or more divisions of the Separate Account.

If you transfer money from the Fixed Interest Account to the Separate Account and then you make a transfer from the Separate Account to the Fixed Interest Account within 12 months, an amount equal to the amount originally transferred from the Fixed Interest Account will go back to the Fixed Interest Account and be treated as if that amount had never been transferred. Thus, it will be earning the same interest rate that it would have been earning had neither transfer ever taken place. Any amounts in excess of the original transfer will be treated the same as if it were a new deposit to the Fixed Interest Account. If it is transferred back to the Fixed Interest Account 12 or more months after it was transferred to the Separate Account, it will earn the current fixed interest rate for new deposits.

D. ADMINISTRATIVE FEES

Are administrative fees deducted from my certificate?
-----------------------------------------------------

At the end of the month in which a certificate year ends, we will deduct a $20 administrative fee from deposits and interest earned on those deposits that are in your Fixed Interest Account on a "first-in first-out" basis, if the account balance is less than $10,000 and no deposits were received during the certificate

Form G.4333 VM (TDA-2)                  10
year. If your Fixed Interest Account balance is less than $20 at the end of the certificate year, we will waive the administrative fee. We will also waive the administrative fee due at the end of the month of the certificate year your certificate ends. No administrative fee applies to the Separate Account.

We may change the date on which the administrative fee is deducted to the certificate anniversary. If we do so, we will tell you in advance.

E. CASH WITHDRAWALS

Can I make cash withdrawals?
----------------------------

Yes, cash withdrawals are permitted, but only to the extent permitted under Federal income tax rules. Tell us if you want to make a withdrawal. The minimum withdrawal is $250.

While a loan is outstanding, you may not make any partial withdrawals that would reduce your account balance below 125% of the outstanding loan balance. Any outstanding loan balance will be deducted from your account balance before payment of a full withdrawal, income payments, or a death benefit to the extent permitted by withdrawal restrictions described below.

Is there a charge for making a withdrawal?
------------------------------------------

Yes, but if you make a withdrawal, we will first withdraw any amounts that can be withdrawn with no withdrawal charge and will then withdraw other amounts from deposits and interest earned on those deposits on a "first-in, first-out" (FIFO) basis. Withdrawal charges shown in the following table apply to each deposit.

                  ___________________________________________
                        During Deposit Year
                     1   2    3    4    5    6    7   8 &
                                                      Beyond
                     7%  6%   5%   4%   3%   2%   1%   0%
                  ___________________________________________

However, no withdrawal charge will apply:
(a) To a full withdrawal made while you are disabled (as defined under the Federal Social Security laws).
(b) To any withdrawal that is not from your tax free transfer deposits (including interest on them) after the tenth certificate year, provided you have attained age 55 and have terminated employment with each employer under whose 403(b) arrangement deposits have been made to this certificate (as verified by each such employer).
(c)  To any withdrawal that is required to avoid Federal income

Form G.4333 VM (TDA-2)                  11
     tax penalties or to satisfy Federal income tax rules.
(d)  To any withdrawal made after your death.
(e) To any withdrawal made in order for us to provide income payments for life, or for a five or more year period that cannot be accelerated.

In addition, if your certificate does not have an outstanding loan balance, as part of your first withdrawal in a certificate year, you may withdraw up to 10% of your tax-free transfer deposit(s) account balance without a withdrawal charge. If your first request in a certificate year is for more than 10% of such account balance, a withdrawal charge, if applicable, will be imposed on the amount in excess of 10%. Other withdrawals made in the same certificate year will be subject to withdrawal charges, if applicable, regardless of the amount of the first withdrawal.

For partial withdrawals, we pay you what you ask for and reduce the account balance by a larger amount, as follows: the amount to which no withdrawal charge applies, plus the amount to which a withdrawal charge applies divided by 100% minus the percentage shown above (so that if the percentage shown is 7% we divide by 93%).

For full withdrawals, we multiply each amount to which the withdrawal charge applies by the percentage shown above, keep the resulting amount as a withdrawal charge and pay you the rest.

Whether or not there is a withdrawal charge, you may be subject to a tax penalty on certain withdrawals, as well as federal income tax. The law requires us to reserve the right to delay paying any cash withdrawals from the Fixed Interest Account for up to six months from the date of a request. We do not intend to do this, except in an extreme emergency.

Example of a Partial Withdrawal
-------------------------------

If your first request for a withdrawal in a certificate year is for $5,000 and your account balance of $9,000 includes $7,000 of deposits all of which are subject to a 7% withdrawal charge, we would allow the first 10% of your account balance ($900) to be withdrawn without a withdrawal charge. We would pay you $5,000 and reduce your account balance by $5308.60 (the $900 free of charge; plus $4,408.60 computed by taking the other $4,100 of the requested withdrawal amount and dividing by .93, i.e., 100% minus 7%).

Example of a Full Withdrawal
----------------------------

If your second request for a withdrawal in a certificate year is

Form G.4333 VM (TDA-2)                  12
for a full withdrawal and your account balance of $15,000 includes $10,000 of deposits all of which are subject to a 7% withdrawal charge, the withdrawal charge would be $700 (i.e., $10,000 x .07); and we pay you $14,300 (i.e.,
$15,000-$700).

F. LOANS

May I borrow money against my certificate?
------------------------------------------

Yes, from the Fixed Interest Account only, and only prior to the date income payments begin. The amount you can borrow and how quickly you must repay it depends on the code, which changes from time to time. Our loan application will tell you about the restrictions that apply at the time you apply for a loan. We may refuse to allow any loan that is: (a) under $1,000; (b) over $50,000; (c) over 50% of your Fixed Income Account Balance; (d) in connection with an employer plan qualified under the Employee Retirement Income Security Act (ERISA); or (e) for less than one year or more than five years (15 years if used for the purchase of a principal residence).

We will charge you interest on the amount you borrow from the date of the loan until the date the loan is repaid. We will notify you of the interest rate we will charge on a loan at the time you apply for a loan.

A non-refundable loan application fee must be submitted with each loan application. The amount of this fee will be provided on the loan application.

When we issue your loan check, your certificate's account balance will not be reduced. Instead, the portion of your account balance equal to the outstanding loan will no longer earn the declared interest rate, but, rather, the guaranteed interest rate. Also, withdrawals will be restricted as described above.

The loan must be repaid in substantially level quarterly payments of principal and interest. Reminder notices of the amount payable will be mailed directly to you.

If you default on a loan repayment, you will incur taxable income for the amount in default, which we will report in accordance with code requirements. We will withdraw the amount in default from your account balance, if permitted by law. If we cannot withdraw amounts in default from your Fixed Interest Account balance because of legal restrictions, we will not withdraw them until the restrictions are removed or your certificate ends. When your certificate ends, any outstanding loan balance will be deducted from your account balance before any benefits are paid.

Form G.4333 VM (TDA-2)                  13

Initially, only one loan may be outstanding on your certificate at any time. If multiple loans are permitted in the future, we will notify you.

We reserve the right to suspend, modify or terminate the granting of loans at any time. Such action will not affect any prior loan granted.

If your certificate is subject to an ERISA plan and you request a loan, special spousal provisions (as described above) affect the loan.

G. CHANGES TO BENEFICIARIES

May the beneficiaries be changed?
---------------------------------

Yes, at any time, while you are alive and before income payments start. You may make the change by completing our "Change of Beneficiary" form which you may get from our designated office. No change is binding on us until it is recorded at our designated office. Once recorded, the change binds us as of the date you signed it.

After income payments start, you may change the beneficiary for any future guaranteed income payments. You cannot make any changes that would affect the number or size of income payments. Thus, if we are making payments over two lifetimes, neither name may be changed after we start making payments.

H. DEATH BENEFITS

What happens if I die before income payments start?
---------------------------------------------------

After we receive proof of death and a properly completed claim form, we will pay the death benefit to your beneficiary or permit him or her to select one of our income plans for life or for a period of years not more than his or her life expectancy. If the entire death benefit is paid in a single sum, it must be distributed (in accordance with Treasury Regulations) by the end of the calendar year in which the fifth anniversary of your death occurs. If income payments are chosen, they must begin by the end of the calendar year following the year of your death (or such later date allowed by Treasury Regulations).

If your beneficiary is your spouse, then your spouse may continue this certificate as participant.

If you do not name a beneficiary or if none is alive when you die, we will pay your contingent beneficiary. Payments to more than one beneficiary or more than one contingent beneficiary will

Form G.4333 VM (TDA-2)                  14
be divided equally among them. If you do not name a contingent beneficiary or none is alive when you die, we will pay your estate. If your estate or other non-natural person becomes entitled to payment, such payment will be made in a lump sum.

How is the Death Benefit calculated?
------------------------------------

Before income payments (which are described below) start, the death benefit is the greatest of:
1. The entire account balance as of the date of proof of death (no early withdrawal charge will apply and no administrative fee will be deducted), or
2.   The total deposits made less any partial withdrawals, or
3. The highest account balance as of the end of the calendar year in which any prior quinquennial certificate anniversary occurs, less any subsequent partial withdrawals and administrative fees.

Form G.4333 VM (TDA-2)                  15

                       SECTION 3--FIXED INTEREST ACCOUNT
                       ---------------------------------

How is interest credited to my Fixed Interest Account?
------------------------------------------------------

Interest on each deposit allocated to the Fixed Interest Account will be credited from the date the deposit is received at our designated office or the date a transfer is made to the Fixed Interest Account, but not earlier than the certificate date. Interest will be credited on each deposit until the earliest of: (a) your death, (b) the date it's withdrawn, or (c) the date you start to receive income payments.

Interest rates will be set by us from time to time, but will never be less than 3%. Different interest rates may apply to each deposit depending on the date the deposit is received at our designated office. The declared interest rate in effect when a new deposit is received will be credited on that deposit until the last day of the month in which the anniversary of that deposit occurs. Each following deposit year will be for one year. For example, a deposit received August 2, 1992 would be credited with the interest rate in effect on that date until August 31, 1993. Each following deposit year would start on September 1, and end on August 31. A new interest rate would apply both to the original deposit and all earnings on that deposit. We may change how deposit years are determined so that each deposit year ends on the anniversary of the date your deposit was received. If we do so, we will tell you in advance.

The interest rates we declare are "annual effective yields". The actual rates we use on a day-to-day basis are slightly lower, but, if the deposit is left in your certificate for a full year, it will grow by the full amount of the interest rate we declared, because we compound interest daily.

Form G.4333 VM (TDA-2)                  16

                          SECTION 4--SEPARATE ACCOUNT
                          ---------------------------

What is the Separate Account?
-----------------------------

It is Metropolitan Life Separate Account E, an investment account we maintain separate from our other assets.

We own the assets in the Separate Account. The Separate Account will not be charged with liabilities that arise from any other business that we conduct. We will add amounts to the Separate Account from other contracts of ours.

How does the Separate Account operate?
--------------------------------------

The Separate Account is divided into investment divisions1 each of which buys shares in a corresponding portfolio of the fund. Thus, the Separate Account does not invest directly in stocks, bonds, etc., but leaves such investments to the fund to make. The fund combines assets from the Separate Account as well as other separate accounts of ours and our affiliates.

We keep track of each investment division of the Separate Account separately using accumulation units. When you put money into an investment division we give you accumulation units. When you take money out of the investment division we take accumulation units away. In either case the number of accumulation units you gain or lose is determined by taking the dollar amount of the deposit, transfer or withdrawal and dividing it by the value of an accumulation unit at the time of the transaction. Thus, if you transfer in $5,000, and the value of an accumulation unit is $100, you will get 50 accumulation units.

Initially, we set the value of each accumulation unit. At the end of each valuation period, we then revise it by taking the net asset value of a share in the applicable fund portfolio at the end of the valuation period, add any fund dividend or capital gain distribution during the valuation period, subtract any per share charge for taxes and reserves for taxes, and divide this total by the net asset value of a share of the same portfolio at the start of the valuation period. Then we subtract a charge not to exceed .000034035 per day (an effective annual rate of 1.25%) for administrative expenses and mortality and expense risks we assume under the certificate.

A valuation period is the period between one calculation of an accumulation unit and the next calculation. Normally, we calculate accumulation units once each day the New York Stock Exchange is open for trading, but we can delay this determination if an emergency exists making disposal or valuation of assets in the Separate Account not reasonably practicable or the Securities

Form G.4333 VM (TDA-2)                  17
and Exchange Commission determines that securities trading is restricted or permits such deferral. We may change when we calculate accumulation units by giving you 30 days notice, to the extent permitted by law.

Additions to or withdrawals from an investment division may only be made as of the end of a valuation period.

Can the Separate Account be changed?
------------------------------------

We may make certain changes if we think they would best serve the interests of participants in or owners of similar contracts or would be appropriate in carrying out the purposes of such contracts. Any changes will be made only to the extent and in the manner permitted by applicable laws. Also, when required by law, we will obtain your approval of the changes and approval from any appropriate regulatory authority.

Examples of the changes we may make include:

 .    To transfer any assets in an investment division to another investment division, or to one or more other separate accounts, or to our general account; or to add, combine, or remove investment divisions in the Separate Account.

 .    To substitute, for the fund share held in any portfolio, the shares of another class of the fund or the shares of another fund or any other investment permitted by law.

If any changes result in material change in the underlying investments of an investment division to which an amount is allocated under the certificate, we will notify you of the change. You may then make a new choice of investment divisions.

Form G.4333 VM (TDA-2)                  18

                          SECTION 5--INCOME PAYMENTS
                          --------------------------

Can Metropolitan guarantee me an income for as long as I live?
--------------------------------------------------------------

Yes. You can receive income payments guaranteed for life on a monthly, quarterly, semiannual or annual basis. These payments may also be guaranteed for at least five years, but not beyond your life expectancy or the joint life expectancy if there is more than one payee.

Other income plans which provide payments for a stated amount or a stated number of years are also available. The amount of each payment under an income plan must be at least $50.

You may begin receiving income payments at any date you choose which occurs after the certificate date provided you tell us at least 30 days in advance. We will send you information and the necessary forms to sign, upon receipt of your request at our designated office. Once income payments start, you will not be able to make cash withdrawals or change the choice of income plan.

We will automatically send you information about income plans when you attain age 70. If you do not choose an income plan, or make a full cash withdrawal by April 1 following the calendar year you attain age 70 1/2 or 10 years after the certificate date, if later, we will automatically start income payments on that date, for your lifetime with a guarantee that payments will be made for at least 5 years.

If your date of birth or sex is not correct on the enrollment form for your certificate, we will adjust the income payments to agree with your correct age and sex.

If your certificate is subject to ERISA, special spousal provisions (as described above) affect income payments.

Can I arrange for a specific income plan for my beneficiary to take effect after
--------------------------------------------------------------------------------
I die?
------

Yes. You can choose an income plan for your beneficiary which we will honor at your death, unless you are already receiving income payments.

What happens if I die after income payments start?
--------------------------------------------------

After we receive proof of death and a properly completed claim form, income payments will continue to the designated beneficiary (even if the beneficiary is your spouse) for the balance of the guaranteed period, depending on the income plan you selected. If

Form G.4333 VM (TDA-2)                  19
the guaranteed period has already ended, no further payments will be made. If an estate (or other non-natural person) becomes entitled to payment, we will pay the value of any remaining payments, computed as of the date of death using the interest rate we use to set those payments, in a lump-sum to such person. After income payments start, we may require proof that the payee is alive on the due date of each income payment.

If your certificate is subject to ERISA, your beneficiary must be your spouse if you are married at the time of your death and you have not elected otherwise. Such election must satisfy the qualified consent rules (described above). A waiver of spousal payment of the death benefit may not be made prior to the year in which you attain age 35, or, if earlier, your termination of employment with the employer then making deposits to this certificate. Income payments to your spousal beneficiary shall be in the form of a lump sum payment which constitutes your entire interest in the certificate, unless your spouse chooses another form of benefit.

How are income payments that are guaranteed for life calculated?
----------------------------------------------------------------

The minimum amount of life income payments are calculated based on a guaranteed interest rate of 3% and the 1983 Individual Mortality Table a (Metropolitan Adjusted). We have told the chief insurance regulator of the state where we delivered the how we computed these values. Such values are at least as high as that state requires.

Form G.4333 VM (TDA-2)                  20

                                TABLE OF VALUES
                    Minimum Fixed Interest Account Balances

  For a certificate without any withdrawals from the Fixed Interest  Account.

       BASIS:  $1,000 Annual Deposit Allocated to Fixed Interest Account
                   at the Beginning of each Certificate Year

            Values are not proportional for other deposit amounts.

                          ---------------------------------
                              End Of          Minimum
                           Certificate    Fixed Interest
                               Year       Account Balance
                          ---------------------------------
                                1            $ 1,030.00
                                2            $ 2,090.90
                                3            $ 3,183.63
                                4            $ 4,309.14
                                5            $ 5,468.41
                                6            $ 6,662.46
                                7            $ 7,892.34
                                8            $ 9,159.11
                                9            $10,463.88
                               10            $11,807.80
                               11            $13,192.03
                               12            $14,617.79
                               13            $16,086.32
                               14            $17,598.91
                               15            $19,156.88
                               16            $20,761.59
                               17            $22,414.44
                               18            $24,116.87
                               19            $25,870.37
                               20            $27,676.49
                               21            $29,536.78
                               22            $31,452.88
                               23            $33,426.47
                               24            $35,459.26
                               25            $37,553.04
                          ---------------------------------

On request we will provide values for years not shown.

The guaranteed interest rate used to determine the minimum Fixed Interest Account Balance is 3%.

Values during the year will include interest for the completed part of the year. The values shown above do not take into account any Early Withdrawal Charges. The values also do not include A $20 Administrative Fee which will be deducted from the values as of the end of each certificate year in which no deposits have been received if the Account Balance is less than $10,000.

Form G.4333 VM (TDA-2)                  21

                                    NOTICE
When you write to us, please give us your name, address and certificate number.

Please notify us promptly of any address changes. We will write to you at your last known address.

Checks, drafts or money orders must be drawn to the order of METLIFE. All payments must be made in U.S. currency.

Our Board of Directors is elected by our policyholders and holders. For details on how to vote, write to our Secretary at the designated office.


                        MULTIFUNDED ANNUITY CERTIFICATE
            A Flexible Payment Deferred Annuity Certificate which :
                      .   Includes A Cash Withdrawal Value
                      .   Includes A Monthly Life Annuity
                      .   Provides A Death Benefit Prior to Retirement
                      .   Is Not Eligible for Dividends






ALL VALUES PROVIDED BY THIS CERTIFICATE WHICH ARE BASED ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT ARE VARIABLE AND ARE NOT GUARANTEED AS TO AMOUNT.


                    PLEASE READ THIS CERTIFICATE CAREFULLY
                        See Table of Contents on Page 1





Countersigned by:_________________________________________



Date:_____________

Form G.4333 VM (TDA-2)                  22

                                                       EXHIBIT (4) (b) (iii) (A)

Filed with Post-Effective Amendment No. 9 to this
Registration Statement on Form N-4 on March 1, 1990.

                      METROPOLITAN LIFE INSURANCE COMPANY
               (A Mutual Company Incorporated in New York State) will pay the benefits of this certificate according to its provisions


                        MULTIFUNDED ANNUITY CERTIFICATE
            A Flexible Payment Deferred Annuity Certificate which:

                      .  Includes A Cash Withdrawal Value

                      .  Includes A Monthly Life Annuity

                      .  Provides A Death Benefit Prior to Retirement

                      .  Is Not Eligible for Dividends




-----------------------------------------------------------------------------

                        SPECIFICATIONS
     NUMBER                                                 S123456789

     CERTIFICATE DATE                                       MARCH 15, 1990

     PARTICIPANT                                            JOHN SMITH
-----------------------------------------------------------------------------


ALL VALUES PROVIDED BY THIS CERTIFICATE WHICH ARE BASED ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT ARE VARIABLE AND ARE NOT GUARANTEED AS TO AMOUNT.

AVAILABLE SEPARATE ACCOUNT INVESTMENT DIVISIONS AS OF THE CERTIFICATE DATE
ARE:

     .    Division 1               Growth Division

     .    Division 2               Income Division

     .    Division 3               Diversified Division

     .    Division 4               Aggressive Growth Division

     .    Division 5               Stock Index Division

A DESCRIPTION OF EACH OF THESE DIVISIONS IS INCLUDED IN THE PROSPECTUS.


                    PLEASE READ THIS CERTIFICATE CAREFULLY
                        See Table of Contents on Page 1

                      10-DAY RIGHT TO EXAMINE CERTIFICATE

You may return this certificate to us at our designated office or to the person through whom you purchased it within 10 days of the date you receive it. If you return it within the 10 day period, the certificate will be cancelled from its certificate date. We will refund any deposits you have made into the certificate.

                                  Cover Page

Form G. 4333 VM (ETDA-1)

                               TABLE OF CONTENTS
                               -----------------


                                                                             Page
                                                                             -----
SPECIFICATIONS..............................................................COVER

10-DAY RIGHT TO EXAMINE CERTIFICATE.........................................COVER

SECTION 1--DEFINITIONS..........................................................3

SECTION 2--GENERAL..............................................................6

  A. Standard Provisions........................................................6
     -------------------
     *    Is this my entire contract and may it be contested?...................6
     *    Can this certificate be changed?......................................6
     *    Are dividends payable under this certificate?.........................6
     *    How can I get information about my certificate and
          its value?............................................................6
     *    How should I notify Metropolitan?.....................................6
     *    May I assign this certificate, or use its value
          as collateral for a loan?.............................................6
     *    Does this certificate qualify as an Tax Sheltered
          Annuity?..............................................................6
     *    How does the Code affect my Certificate?..............................7
     *    What special rules apply if deposits to my
          certificate are made under a 403(b) plan subject
          to ERISA?.............................................................8
     *    What is qualified consent and when is it required?....................8

  B. Deposits...................................................................9
     --------
     *    When and where may annuity deposits be made?..........................9
     *    How much money can be deposited under my
          certificate?..........................................................9
     *    Will Metropolitan accept tax-deferred and after-tax
          Deposits?.............................................................9
     *    When are deposits credited to the Account?............................9
     *    How are deposits allocated?..........................................10
     *    Can my certificate be cancelled if deposits are
          not made?............................................................10

  C. Transfers.................................................................10
     ---------
     *    Can money be transferred between Accounts?...........................10

  D. Administrative Fees.......................................................10
     -------------------
     *    Are administrative fees deducted from my
          certificate?.........................................................10

  E. Cash Withdrawals..........................................................11
     ----------------
     *    Can I make cash withdrawals..........................................11
     *    Is there a charge for making a withdrawal?...........................11
     *    Example of a partial withdrawal......................................12
     *    Example of a full withdrawal.........................................12

Form G. 4333 VM (ETDA-1)               1

  F. Loans.....................................................................13
     -----
     *    May I borrow money against my certificate?...........................13

  G. Changes to Beneficiaries..................................................14
     ------------------------
     *    May the beneficiary be changed?......................................14

  H. Death Benefits............................................................14
     --------------
     *    What happens if I die before income payments
          start?...............................................................14
     *    How is the death benefit calculated?.................................15

SECTION 3--FIXED INTEREST ACCOUNT..............................................16
     *    How is interest credited to my Fixed Interest
          Account?.............................................................16

SECTION 4--SEPARATE ACCOUNT....................................................17
     *    What is the Separate Account?........................................17
     *    How does the Separate Account operate?...............................17
     *    Can the Separate Account be changed?.................................18

SECTION 5--INCOME PAYMENTS.....................................................19
     *    Can Metropolitan guarantee me income as long as I live?..............19
     *    Can I arrange for a specific income plan for my
          beneficiary to take effect after I die?..............................19
     *    What happens if the annuitant dies after income
          payments start?......................................................19
     *    How are income payments that are guaranteed
          for life calculated?.................................................20

TABLE OF VALUES................................................................21

NOTICE.........................................................................22

Form G.4333 VM (ETDA-1)                2

                             SECTION 1--DEFINITIONS
                             ----------------------

What do various terms in my certificate mean?
---------------------------------------------

"Account Balance"             It is the entire amount we hold under this
                              certificate for you.

"Accumulation Unit"           The unit of measurement used in determining the
                              value of amounts held in the investment divisions of the Separate Account.

"Beneficiary"                 The person or persons you name to receive death
                              proceeds when you die. You may name a contingent beneficiary to become the beneficiary if all the beneficiaries die. Payment to more than one beneficiary or more than one contingent beneficiary will be in equal shares, unless you tell us otherwise.

"Cash Withdrawal Value"       The amount available to you after any early
                              withdrawal charges have been deducted.

"Certificate Year"            Certificate year is measured from the certificate
                              date and continues for 12 months. Each new certificate year begins on the anniversary date.
                              For example, if the certificate date is May 15, 1995, the first certificate year ends May 14, 1996 and the second certificate year begins May 15, 1996. The certificate anniversary will be May
                              15th.

"Code" The Internal Revenue Code as it now exists or is later amended.

"Deposits"                    Your payments to us under this annuity
                              certificate.

"Deposit Year"                The initial period during which a declared
                              interest rate for the Fixed Interest Account is credited on each deposit and each following one year period.

Form G.4333 VM (ETDA-1)                3

Designated Office"            The administrative office servicing your
                              Certificate. It is, currently, the Pension and Savings Center, Metropolitan Life Insurance
                              Company, One Madison Avenue, New York, N.Y. 10010.
                              If we change it, we will tell you.

"Employer Contributions"      These are deposits sent by your employer that are
                              not salary reductions.

"ERISA Plan"                  Your employer's plan that is subject to the
                              Employee Retirement Income Security Act (ERISA).
                              if your certificate is issued under an ERISA plan refer to page 8.

"Fund" The Metropolitan Series Fund Inc., which is a mutual fund for which we are the investment manager. It is used only for insurance and annuity contracts such as this one. It is divided into portfolios each of which has its own investment objectives.

"Investment Divisions"        Each investment division is a part of the Separate
                              Account and invests in a corresponding portfolio of the fund, rather than investing directly in stocks, bonds or other investments. Thus, the investment experience of each division will generally be the same as that of the corresponding portfolio, reduced by charges under this certificate for services and benefits we provide.
                              The cover page shows the available divisions. We will tell you about any changes.

"Qualified Joint and          An income plan providing annuity payments for your
Survivor Annuity"             life with survivor annuity payments for the life
                              of your spouse which are 50% of the amount payable during the joint lives of you and your spouse. If your certificate is issued under an ERISA plan, and you have a spouse, income plans must be on a joint and survivor basis.

Form G.4333 VM (ETDA-1)                4

"Required Salary              These are deposits sent by your employer as
Reduction Non-Elective        deducted from your salary under an irrevocable
Deferrals"                    election you made at the time you initially became
                              eligible to participate.

"Salary Reduction             These are deposits sent by your employer as
Elective Deferrals"           deducted from your salary under a salary reduction
                              agreement with you.

"Transfers"                   Deposits resulting from the tax-free transfer of
                              other 403(b) contracts. Interest rates may be
                              different from those for other deposits.
                              Withdrawal charges will apply for seven years.

"We", "Us", and "Our"         Metropolitan Life Insurance Company.


"You", "Your", "Me",          The participant under this certificate. The person
"My" or "I"                   who may exercise all rights under this
                              certificate.

Form G.4333 VM (ETDA-1)                5

                              SECTION 2--GENERAL
                              ------------------

A. STANDARD PROVISIONS

Is this my entire contract and may it be contested?
---------------------------------------------------

This certificate together with any riders and endorsements included in it make up your entire contract with us. This certificate is established for the exclusive benefit of you and your beneficiary. We will never contest the validity of this certificate.

How can this certificate be changed?
------------------------------------

A change or waiver of any provision in this certificate may only be made in writing by our President, Secretary, or a VicePresident. None of our other employees, representatives or agents can do this.

Are dividends payable under this certificate?
---------------------------------------------

No, dividends are not paid under this certificate.

How can I get information about my certificate and its value?
-------------------------------------------------------------

At least twice each certificate year, before income payments start, we will send you a statement with details on deposits, values, withdrawals, and other information about your certificate. If you need information at other times, please tell us.

How should I notify Metropolitan?
---------------------------------

Anytime you have to tell us something (e.g., to request additional information, to make transfers, to change your allocation for new deposits, to make withdrawals) , you must send written notice to our designated office unless we have set up some other procedure, such as notice by telephone.

May I assign this certificate, or use its value as collateral for a loan?
-------------------------------------------------------------------------

No. Your rights under this certificate may not be assigned, transferred, sold, forfeited, discounted or pledged as collateral or as security. Your entire interest is nonforfeitable.

Does this certificate qualify as an Tax Sheltered Annuity?
----------------------------------------------------------

This certificate is intended to qualify as an Tax Sheltered Annuity as described in Section 403(b) of the Code. We will

Form G.4333 VM (ETDA-1)                6
interpret and administer the certificate as required by the code and applicable Treasury Regulations. We may amend this certificate and take other actions, including refund of deposits without your consent if necessary to keep it qualified. If we make such refunds, we will adjust your account balance accordingly. We will also notify you of any amendments and, when required by law, we will obtain your approval and the approval of the appropriate regulatory authority.

How does the code affect my certificate?
----------------------------------------

The code affects your certificate in several ways:

(a) Deposits are not included in your gross income and, therefore, not currently taxable. The interest earned on these deposits is also tax-deferred.

(b) Salary reduction elective deferral deposits and the interest credited to those deposits cannot be withdrawn until you attain age 59 1/2, retire, terminate employment, become disabled, or die. This restriction also applies to interest credited on pre-1989 elective deferrals we receive under a tax-free transfer. WE ARE REQUIRED BY THE CODE TO PROHIBIT THESE WITHDRAWALS, EXCEPT AS NOTED BELOW.

     If you suffer a financial hardship, you may become eligible to withdraw these deposits, but not the interest earned on them. In order for us to process a hardship withdrawal, if you are employed at the time of withdrawal by an employer under whose 403(b) arrangement deposits have been made under this certificate, your employer must send us a letter certifying that you have incurred a financial hardship.

     To the extent the code permits, we will not apply these restrictions to pre-1989 403(b) deposits transferred on a non-taxable basis into this certificate or to restrict transfers on a non-taxable basis to other contracts.

(c) You must start to receive your account balance no later than April 1 of the calendar year following the calendar year you reach age 70 1/2. Payment must be in a lump-sum or over a period not exceeding: (a) your lifetime;
     (b) your life expectancy; (c) the joint lifetimes of you and your beneficiary; or the joint life expectancy of you and your beneficiary. If your beneficiary is not your spouse and has a longer life expectancy than you, the Code may require payment over a shorter period than in (c) and (d) above. Withdrawals must be made in accordance with code Section 401(a) (9) and the regulations thereunder, including regulation 1.401(a) (9)-2.

Form G.4333 VM (ETDA-1)                7

What special rules apply if deposits to my certificate are made under a 403(b)
------------------------------------------------------------------------------
plan subject to ERISA?
----------------------

If deposits to your certificate have been made under a 403(b) plan subject to ERISA and if you have a spouse, the income payments , withdrawal provisions, methods of payment of the death benefit, and loans under this certificate are subject to your spouse's rights as described in this certificate.

If your certificate is subject to ERISA , income payments and withdrawals shall be paid in the form of a qualified joint and survivor annuity, unless you elect otherwise in writing during the 90 day period prior to the date payments are to commence. Such an election must be accompanied by your spouse's qualified consent (see below). Any time before withdrawal or the commencement of benefits, you may make and revoke such an election without limit to the number of elections. Each time you revoke such an election, your spouse's qualified consent is required.

In addition to the loan requirements (described below) , no loan shall be made under this certificate unless we receive your spouse's qualified consent to such a loan no earlier than within the 90-day period before the loan is to be secured by the Fixed Interest Account under the certificate.

What is qualified consent and when is it required?
--------------------------------------------------

If your certificate is subject to ERISA and you have a spouse, your spouse must give qualified consent whenever you elect to:

a.   change your beneficiary to someone other than your surviving spouse;

b. choose an annuity income payment other than a qualified joint and survivor annuity;

c.   make a withdrawal;

d.   take a loan under this certificate.

A qualified consent is a consent executed by your spouse consenting: to your election not to receive the income payments in the form of a qualified joint and survivor annuity, to change the beneficiary to someone other than your spouse, to take a withdrawal from the certificate, or to take a loan under the certificate. The consent of your spouse must be in writing, dated, signed by your spouse, and witnessed by a notary public and in a form satisfactory to us.

The consent of your spouse will not be required if you, your estate representative, or your designated beneficiary under the certificate establishes that such consent cannot be obtained because there is no spouse, or because the spouse cannot be

Form G.4333 VM (ETDA-1)                8
located. It will also not be required if your certificate is not subject to ERISA.

B.  DEPOSITS

When and where may annuity deposits be made?
--------------------------------------------

Annuity deposits may be made at any time while you are alive and before the date income benefits begin. All deposits should be sent to our designated office.

How much money can be deposited under my certificate?
-----------------------------------------------------

We will accept under your certificate each amount you deposit up to the annual and aggregate amount limitations of the code to provide a Tax Sheltered Annuity pursuant to Section 403(b) of the code. These limitations, as provided in Sections 402(g) and 457(c) (1) of the code, apply to elective deferrals under this plan and all other plans you have with your employer.

The lifetime maximum for all deposits is $500,000. We may either return amounts which are above this limit or agree to take them. We may change the maximum by telling you in writing at least 90 days in advance.

We will not accept any deposits under this certificate after you have made a withdrawal based on termination of employment.

Will Metropolitan accept tax-deferred and after-tax deposits?
-------------------------------------------------------------

We will accept the following types of tax-deferred deposits, which, currently, are not includable in your gross income under the code:
(a)  salary reduction elective deferrals

(b)  required salary reduction non-elective deferrals

(c)  employer contributions

(d)  tax-free transfers

We will not accept employee after-tax deposits or any other type of deposit.

When are deposits credited to my account?
-----------------------------------------

Deposits to the Fixed Interest Account are credited as of the date they are received at our designated office. Deposits to the Separate Account will be credited as of the end of the valuation period during which we receive them at our designated office. No deposit will be credited before the certificate date.

Form G.4333 VM (ETDA-1)                9

How are deposits allocated?
---------------------------

You choose how deposits are allocated among the Fixed Interest Account and the Separate Account. You may change your allocation for new deposits by telling us. The change will be made upon receipt, unless you specify a later date, which may be up to 30 days after we receive the request. Allocations must be in whole number percentages (e.g., 33 1/3% cannot be chosen).

Can my certificate be cancelled if deposits are not made?
---------------------------------------------------------

If a deposit has not been made for 36 consecutive months and if the account balance is less than $2,000, we may, if permitted by law, cancel this certificate by paying you the full cash withdrawal value in a single sum.

C. TRANSFERS

Can money be transferred between Accounts?
------------------------------------------

Yes.  You can make an unlimited number of transfers by telling us.

If you transfer money from the Fixed Interest Account to the Separate Account and then you make a transfer from the Separate Account to the Fixed Interest Account within 12 months, an amount equal to the amount originally transferred from the Fixed Interest Account will go back to the Fixed Interest Account and be treated as if that amount had never been transferred. Thus, it will be earning the same interest rate that it would have been earning had neither transfer ever taken place. Any amounts in excess of the original transfer will be treated the same as if it were a new deposit to the Fixed Interest Account. If it is transferred back to the Fixed Interest Account 12 or more months after it was transferred to the Separate Account, it will earn the current fixed interest rate for new deposits.

D. ADMINISTRATIVE FEES

Are administrative fees deducted from my certificate?
-----------------------------------------------------

At the end of the month in which a certificate year ends, we will deduct a $20 administrative fee from deposits and interest earned on those deposits that are in your Fixed Interest Account on a "first-in first-out" basis, if the account balance is less than $10,000 and no deposits were received during the certificate year. If your Fixed Interest Account balance is less than $20 at the end of the certificate year, we will waive the administrative fee. We will also waive the administrative fee due at the end of the month of the certificate year your certificate ends. No

Form G.4333 VM (ETDA-1)                10
administrative fee applies to the Separate Account.

We may change the date on which the administrative fee is deducted to the certificate anniversary. If we do so, we will tell you in advance.

E. CASH WITHDRAWALS

Can I make cash withdrawals?
----------------------------

Yes, cash withdrawals are permitted, but only to the extent permitted under Federal income tax rules. Tell us if you want to make a withdrawal. The minimum withdrawal is $250.

While a loan is outstanding, you may not make any partial withdrawals that would reduce your account balance below 125% of the outstanding loan balance. Any outstanding loan balance will be deducted from your account balance before payment of a full withdrawal, income payments, or a death benefit to the extent permitted by withdrawal restrictions described below.

Is there a charge for making a withdrawal?
------------------------------------------

Yes, but if you make a withdrawal, we will first withdraw any amounts that can be withdrawn with no withdrawal charge and will then withdraw other amounts from deposits and interest earned on those deposits on a "first-in, first-out" (FIFO) basis. Withdrawal charges shown in the following table apply to each deposit .

                 ---------------------------------------------
                              During Deposit Year
                       1   2   3   4   5   6   7    8 &
                                                    Beyond
                       7%  6%  5%  4%  3%  2%  1%    0%
                 ---------------------------------------------

However, no withdrawal charge will apply:

(a) To a full withdrawal made while you are disabled (as defined under the Federal Social Security laws).

(b) To any withdrawal that is not from your tax free transfer deposits (including interest on them) after the tenth certificate year, provided you have attained age 55 and have terminated employment with each employer under whose 403(b) arrangement deposits have been made to this certificate (as verified by each such employer).

(c) To any withdrawal that is required to avoid Federal income tax penalties or to satisfy Federal income tax rules.

(d)  To any withdrawal made after your death.

(e) To any withdrawal made in order for us to provide income payments for life, or for a five or more year period that

Form G.4333 VM (ETDA-1)                11
     cannot be accelerated.

In addition, if your certificate does not have an outstanding loan balance, as part of your first withdrawal in a certificate year, you may withdraw up to 10% of your tax-free transfer deposit(s) account balance without a withdrawal charge. If your first request in a certificate year is for more than 10% of such account balance, a withdrawal charge, if applicable, will be imposed on the amount in excess of 10%. Other withdrawals made in the same certificate year will be subject to withdrawal charges, if applicable, regardless of the amount of the first withdrawal.

For partial withdrawals, we pay you what you ask for and reduce the account balance by a larger amount, as follows: the amount to which no withdrawal charge applies, plus the amount to which a withdrawal charge applies divided by 100% minus the percentage shown above (so that if the percentage shown is 7% we divide by 93%).

For full withdrawals, we multiply each amount to which the withdrawal charge applies by the percentage shown above, keep the resulting amount as a withdrawal charge and pay you the rest.

Whether or not there is a withdrawal charge, you may be subject to a tax penalty on certain withdrawals, as well as federal income tax. The law requires us to reserve the right to delay paying any cash withdrawals from the Fixed Interest Account for up to six months from the date of a request. We do not intend to do this, except in an extreme emergency.

Example of a Partial Withdrawal
-------------------------------

If your first request for a withdrawal in a certificate year is for $5,000 and your account balance of $9,000 includes $7,000 of deposits all of which are subject to a 7% withdrawal charge, we would allow the first 10% of your account balance ($900) to be withdrawn without a withdrawal charge. We would pay you $5,000 and reduce your account balance by $5308.60 (the $900 free of charge; plus $4,408.60 computed by taking the other $4,100 of the requested withdrawal amount and dividing by .93, i.e., 100% minus 7%).

Example of a Full Withdrawal
----------------------------

If your second request for a withdrawal in a certificate year is for a full withdrawal and your account balance of $15,000 includes $10,000 of deposits all of which are subject to a 7% withdrawal charge, the withdrawal charge would be $700 (i.e., $10,000 x .07); and we pay you $14,300 (i.e., $15,000-$700).

Form G.4333 VM (ETDA-1)                12

F. LOANS

May I borrow money against my certificate?
------------------------------------------

Yes, from the Fixed Interest Account only, and only prior to the date income payments begin. The amount you can borrow and how quickly you must repay it depends on the code, which changes from time to time. Our loan application will tell you about the restrictions that apply at the time you apply for a loan. We may refuse to allow any loan that is: (a) under $1,000; (b) over $50,000; (c) over 50% of your Fixed Income Account Balance; (d) in connection with an employer plan qualified under the Employee Retirement Income Security Act (ERISA); or (e) for less than one year or more than five years (15 years if used for the purchase of a principal residence).

We will charge you interest on the amount you borrow from the date of the loan until the date the loan is repaid. We will notify you of the interest rate we will charge on a loan at the time you apply for a loan.

A non-refundable loan application fee must be submitted with each loan application. The amount of this fee will be provided on the loan application.

When we issue your loan check, your certificate's account balance will not be reduced. Instead, the portion of your account balance equal to the outstanding loan will no longer earn the declared interest rate, but, rather, the guaranteed interest rate. Also, withdrawals will be restricted as described above.

The loan must be repaid in substantially level quarterly payments of principal and interest. Reminder notices of the amount payable will be mailed directly to you.

If you default on a loan repayment, you will incur taxable income for the amount in default, which we will report in accordance with code requirements. We will withdraw the amount in default from your account balance, if permitted by law. If we cannot withdraw amounts in default from your Fixed Interest Account balance because of legal restrictions, we will not withdraw them until the restrictions are removed or your certificate ends. When your certificate ends, any outstanding loan balance will be deducted from your account balance before any benefits are paid.

Initially, only one loan may be outstanding on your certificate at any time. If multiple loans are permitted in the future, we will notify you.

We reserve the right to suspend, modify or terminate the granting

Form G.4333 VM (ETDA-1)                13
of loans at any time. Such action will not affect any prior loan granted.

If your certificate is subject to an ERISA plan and you request a loan, special spousal provisions (as described above) affect the loan.

G. CHANGES TO BENEFICIARIES

May the beneficiaries be changed?
---------------------------------

Yes, at any time, while you are alive and before income payments start. You may make the change by completing our "Change of Beneficiary" form which you may get from our designated office. No change is binding on us until it is recorded at our designated office. Once recorded, the change binds us as of the date you signed it.

After income payments start, you may change the beneficiary for any future guaranteed income payments. You cannot make any changes that would affect the number or size of income payments. Thus, if we are making payments over two lifetimes, neither name may be changed after we start making payments.

H. DEATH BENEFITS

What happens if I die before income payments start?
---------------------------------------------------

After we receive proof of death and a properly completed claim form, we will pay the death benefit to your beneficiary or permit him or her to select one of our income plans for life or for a period of years not more than his or her life expectancy. If the entire death benefit is paid in a single sum, it must be distributed (in accordance with Treasury Regulations) by the end of the calendar year in which the fifth anniversary of your death occurs. If income payments are chosen, they must begin by the end of the calendar year following the year of your death (or such later date allowed by Treasury Regulations).

If your beneficiary is your spouse, then your spouse may continue this certificate as participant.

If you do not name a beneficiary or if none is alive when you die, we will pay your contingent beneficiary. Payments to more than one beneficiary or more than one contingent beneficiary will be divided equally among them. If you do not name a contingent beneficiary or none is alive when you die, we will pay your estate. If your estate or other non-natural person becomes entitled to payment, such payment will be made in a lump sum.

Form G.4333 VM (ETDA-1)                14

How is the Death Benefit calculated?
------------------------------------

Before income payments (which are described below) start, the death benefit is the greatest of:

1. The entire account balance as of the date of proof of death (no early withdrawal charge will apply and no administrative fee will be deducted), or

2.   The total deposits made less any partial withdrawals, or

3. The highest account balance as of the end of the calendar year in which any prior quinquennial certificate anniversary occurs, less any subsequent partial withdrawals and administrative fees.

Form G.4333 VM (ETDA-1)                15

                       SECTION 3--FIXED INTEREST ACCOUNT
                       ---------------------------------

How is interest credited to my Fixed Interest Account?
------------------------------------------------------

Interest on each deposit allocated to the Fixed Interest Account will be credited from the date the deposit is received at our designated office or the date a transfer is made to the Fixed Interest Account, but not earlier than the certificate date. Interest will be credited on each deposit until the earliest of: (a) your death, (b) the date it's withdrawn, or (c) the date you start to receive income payments.

Interest rates will be set by us from time to time, but will never be less than 3%. Different interest rates may apply to each deposit depending on the date the deposit is received at our designated office. The declared interest rate in effect when a new deposit is received will be credited on that deposit until the last day of the month in which the anniversary of that deposit occurs. Each following deposit year will be for one year. For example, a deposit received August 2, 1992 would be credited with the interest rate in effect on that date until August 31, 1993. Each following deposit year would start on September 1, and end on August 31. A new interest rate would apply both to the original deposit and all earnings on that deposit. We may change how deposit years are determined so that each deposit year ends on the anniversary of the date your deposit was received. If we do so, we will tell you in advance.

The interest rates we declare are "annual effective yields". The actual rates we use on a day-to-day basis are slightly lower, but, if the deposit is left in your certificate for a full year, it will grow by the full amount of the interest rate we declared, because we compound interest daily.

Form G.4333 VM (ETDA-1)               16

                          SECTION 4--SEPARATE ACCOUNT
                          ---------------------------

What is the Separate Account?
-----------------------------

It is Metropolitan Life Separate Account E, an investment account we maintain separate from our other assets.

We own the assets in the Separate Account. The Separate Account will not be charged with liabilities that arise from any other business that we conduct. We will add amounts to the Separate Account from other contracts of ours.

How does the Separate Account operate?
--------------------------------------

The Separate Account is divided into investment divisions, each of which buys shares in a corresponding portfolio of the fund. Thus, the Separate Account does not invest directly in stocks, bonds, etc., but leaves such investments to the fund to make. The fund combines assets from the Separate Account as well as other separate accounts of ours and our affiliates.

We keep track of each investment division of the Separate Account separately using accumulation units. When you put money into an investment division we give you accumulation units. When you take money out of the investment division we take accumulation units away. In either case the number of accumulation units you gain or lose is determined by taking the dollar amount of the deposit, transfer or withdrawal and dividing it by the value of an accumulation unit at the time of the transaction. Thus, if you transfer in $5,000, and the value of an accumulation unit is $100, you will get 50 accumulation units.

Initially, we set the value of each accumulation unit. At the end of each valuation period, we then revise it by taking the net asset value of a share in the applicable fund portfolio at the end of the valuation period, add any fund dividend or capital gain distribution during the valuation period, subtract any per share charge for taxes and reserves for taxes, and divide this total by the net asset value of a share of the same portfolio at the start of the valuation period. Then we subtract a charge not to exceed .000025905 per day (an effective annual rate of .95%) for administrative expenses and mortality and expense risks we assume under the certificate.

A valuation period is the period between one calculation of an accumulation unit and the next calculation. Normally, we calculate accumulation units once each day the New York Stock Exchange is open for trading, but we can delay this determination if an emergency exists making disposal or valuation of assets in the Separate Account not reasonably practicable or the Securities

Form G.4333 VM (ETDA-1)               17
and Exchange Commission determines that securities trading is restricted or permits such deferral. We may change when we calculate accumulation units by giving you 30 days notice, to the extent permitted by law.

Additions to or withdrawals from an investment division may only be made as of the end of a valuation period.

Can the Separate Account be changed?
------------------------------------

We may make certain changes if we think they would best serve the interests of participants in or owners of similar contracts or would be appropriate in carrying out the purposes of such contracts. Any changes will be made only to the extent and in the manner permitted by applicable laws. Also, when required by law, we will obtain your approval of the changes and approval from any appropriate regulatory authority.

Examples of the changes we may make include:

 .    To transfer any assets in an investment division to another investment division, or to one or more other separate accounts, or to our general account; or to add, combine, or remove investment divisions in the Separate Account.

 .    To substitute, for the fund share held in any portfolio, the shares of another class of the fund or the shares of another fund or any other investment permitted by law.

If any changes result in material change in the underlying investments of an investment division to which an amount is allocated under the certificate, we will notify you of the change. You may then make a new choice of investment divisions.

Form G.4333 VM (ETDA-1)               18

                          SECTION 5--INCOME PAYMENTS
                          --------------------------

Can Metropolitan guarantee me an income for as long as I live?
---------------------------------------------------------------

Yes. You can receive income payments guaranteed for life on a monthly, quarterly, semiannual or annual basis. These payments may also be guaranteed for at least five years, but not beyond your life expectancy or the joint life expectancy if there is more than one payee.

Other income plans which provide payments for a stated amount or a stated number of years are also available. The amount of each payment under an income plan must be at least $50.

You may begin receiving income payments at any date you choose which occurs after the certificate date provided you tell us at least 30 days in advance. We will send you information and the necessary forms to sign, upon receipt of your request at our designated office. Once income payments start, you will not be able to make cash withdrawals or change the choice of income plan.

We will automatically send you information about income plans when you attain age 70. If you do not choose an income plan, or make a full cash withdrawal by April 1 following the calendar year you attain age 70 1/2 or 10 years after the certificate date, if later, we will automatically start income payments on that date, for your lifetime with a guarantee that payments will be made for at least 5 years.

If your date of birth or sex is not correct on the enrollment form for your certificate, we will adjust the income payments to agree with your correct age and sex.

If your certificate is subject to ERISA, special spousal provisions (as described above) affect income payments.

Can I arrange for a specific income plan for my beneficiary to take effect after
--------------------------------------------------------------------------------
I die?
------

Yes. You can choose an income plan for your beneficiary which we will honor at your death, unless you are already receiving income payments.

What happens if I die after income payments start?
--------------------------------------------------

After we receive proof of death and a properly completed claim form, income payments will continue to the designated beneficiary (even if the beneficiary is your spouse) for the balance of the guaranteed period, depending on the income plan you selected. If

Form G.4333 VM (ETDA-1)               19
the guaranteed period has already ended, no further payments will be made. If an estate (or other non-natural person) becomes entitled to payment, we will pay the value of any remaining payments, computed as of the date of death using the interest rate we use to set those payments, in a lump-sum to such person. After income payments start, we may require proof that the payee is alive on the due date of each income payment.

If your certificate is subject to ERISA, your beneficiary must be your spouse if you are married at the time of your death and you have not elected otherwise. Such election must satisfy the qualified consent rules (described above). A waiver of spousal payment of the death benefit may not be made prior to the year in which you attain age 35, or, if earlier, your termination of employment with the employer then making deposits to this certificate. Income payments to your spousal beneficiary shall be in the form of a lump sum payment which constitutes your entire interest in the certificate, unless your spouse chooses another form of benefit.

How are income payments that are guaranteed for life calculated?
----------------------------------------------------------------

The minimum amount of life income payments is calculated based on a guaranteed interest rate of 3% and the 1983 Individual Mortality Table a (Metropolitan Adjusted). We have told the chief insurance regulator of the state where we delivered the how we computed these values. Such values are at least as high as that state requires.

Form G.4333 VM (ETDA-1)               20

                                TABLE OF VALUES
                    Minimurn Fixed Interest Account Balances

  For a certificate without any withdrawals from the Fixed Interest  Account.

       BASIS:  $1,000 Annual Deposit Allocated to Fixed Interest Account
                   at the Beginning of each Certificate Year

             Values are not proportional for other deposit amounts.

                       -----------------------------------
                          End Of             Minimum
                        Certificate       Fixed Interest
                           Year           Account Balance
                       -----------------------------------
                          1                  $1,030.00
                          2                  $2,090.90
                          3                  $3,183.63
                          4                  $4,309.14
                          5                  $5,468.41
                          6                  $6,662.46
                          7                  $7,892.34
                          8                  $9,159.11
                          9                 $10,463.88
                          10                $11,807.80
                          11                $13,192.03
                          12                $14,617.79
                          13                $16,086.32
                          14                $17,598.91
                          15                $19,156.88
                          16                $20,761.59
                          17                $22,414.44
                          18                $24,116.87
                          19                $25,870.37
                          20                $27,676.49
                          21                $29,536.78
                          22                $31,452.88
                          23                $33,426.47
                          24                $35,459.26
                          25                $37,553.04
                       ----------------------------------

On request we will provide values for years not shown.

The guaranteed interest rate used to determine the minimum Fixed Interest Account Balance is 3%.

Values during the year will include interest for the completed part of the year. The values shown above do not take into account any Early Withdrawal Charges. The values also do not include a $20 Administrative Fee which will be deducted from the values as of the end of each certificate year in which no deposits have been received if the Account Balance is less than $10,000.

Form G.4333 VM (ETDA-1)               21

                                     NOTICE

When you write to us, please give us your name, address and certificate number.

Please notify us promptly of any address changes. We will write to you at your last known address.

Checks, drafts or money orders must be drawn to the order of METLIFE. All payments must be made in U.S. currency.

Our Board of Directors is elected by our policyholders and holders. For details on how to vote, write to our Secretary at the designated office.

                        MULTIFUNDED ANNUITY CERTIFICATE
            A Flexible Payment Deferred Annuity Certificate which:

                      .    Includes A Cash Withdrawal Value

                      .    Includes A Monthly Life Annuity

                      .    Provides A Death Benefit Prior to Retirement

                      .    Is Not Eligible for Dividends


ALL VALUES PROVIDED BY THIS CERTIFICATE WHICH ARE BASED ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT ARE VARIABLE AND ARE NOT GUARANTEED AS TO AMOUNT.

                     PLEASE READ THIS CERTIFICATE CAREFULLY
                        See Table of Contents on Page 1


Countersigned by:___________________________________



Date:_____________

Form G.4333 VM (ETDA-1)               22

                      METROPOLITAN LIFE INSURANCE COMPANY
               (A Mutual Company Incorporated in New York State) will pay the benefits of this certificate according to its provisions

                        MULTIFUNDED ANNUITY CERTIFICATE
             A Flexible Payment Deferred Annuity Certificate which:

                       .   Includes A Cash Withdrawal Value

                       .   Includes A Monthly Life Annuity

                       .   Provides A Death Benefit Prior to Retirement

                       .   Is Not Eligible for Dividends

   -------------------------------------------------------------------------
                                 SPECIFICATIONS

     NUMBER                                                S123456789

     CERTIFICATE DATE                                      MARCH 15, 1990

     PARTICIPANT                                           JOHN SMITH
   -------------------------------------------------------------------------

ALL VALUES PROVIDED BY THIS CERTIFICATE WHICH ARE BASED ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT ARE VARIABLE AND ARE NOT GUARANTEED AS TO AMOUNT.

AVAILABLE SEPARATE ACCOUNT INVESTMENT DIVISIONS AS OF THE CERTIFICATE DATE ARE:

         .    Division 1   Growth Division

         .    Division 2   Income Division

         .    Division 3   Diversified Division

         .    Division 4   Aggressive Growth Division

         .    Division 5   Stock Index Division

         .    Division 6   Money Market Division

A DESCRIPTION OF EACH OF THESE DIVISIONS IS INCLUDED IN THE  PROSPECTUS.

                     PLEASE READ THIS CERTIFICATE CAREFULLY
                        See Table of Contents on Page 1

                      10-DAY RIGHT TO EXAMINE CERTIFICATE

You may return this certificate to us at our designated office or to the person through whom you purchased it within 10 days of the date you receive it. If you return it within the 10 day period, the certificate will be cancelled from its certificate date. We will refund any deposits you have made into the certificate.
                                  Cover Page

Form G.4333 VM (ETDA-2)

                               TABLE OF CONTENTS
                               -----------------

                                                                  Page
                                                                  ----
SPECIFICATIONS...................................................Cover

10-DAY RIGHT TO EXAMINE CERTIFICATE..............................Cover

SECTION 1--DEFINITIONS...............................................3

SECTION 2--GENERAL...................................................6

  A. Standard Provisions.............................................6
     -------------------
     *    Is this my entire contract and may it be contested?........6
     *    Can this certificate be changed?...........................6
     *    Are dividends payable under this certificate?..............6
     *    How can I get information about my certificate and
          its value?.................................................6
     *    How should I notify Metropolitan...........................6
     *    May I assign this certificate, or use its value as
          collateral for a loan?.....................................6
     *    Does this certificate qualify as an Tax Sheltered
          Annuity?...................................................6
     *    How does the Code affect my Certificate?...................7
     *    What special rules apply if deposits to my
          certificate are made under a 403(b) plan subject
          to ERISA?..................................................8
     *    What is qualified consent and when is it required?.........8

  B. Deposits........................................................9
     --------
     *    When and where may annuity deposits be made?...............9
     *    How much money can be deposited under my
          certificate?...............................................9
     *    Will Metropolitan accept tax-deferred and
          after-tax deposits?........................................9
     *    When are deposits credited to my Account?..................9
     *    How are deposits allocated?...............................10
     *    Can my certificate be cancelled if deposits are
          not made?.................................................10

  C. Transfers......................................................10
     ---------
     *    Can money be transferred between Accounts?................10

  D. Administrative Fees............................................10
     -------------------
     *    Are administrative fees deducted from my
          certificate?..............................................10

  E. Cash Withdrawals...............................................11
     ----------------
     *    Can I make cash withdrawals?..............................11
     *    Is there a charge for making a withdrawal?................11
     *    Example of a partial withdrawal...........................12
     *    Example of a full withdrawal..............................12

Form G.4333 VM (ETDA-2)                1

  F. Loans..........................................................13
     -----
     *    May I borrow money against my certificate?................13

  G. Changes to Beneficiaries.......................................14
     ------------------------
     *    May the beneficiary be changed?...........................14

  H. Death Benefits.................................................14
     --------------
     *    What happens if I die before income payments
          start?....................................................14
     *    How is the death benefit calculated?......................15

SECTION 3--FIXED INTEREST ACCOUNT...................................16
     *    How is interest credited to my Fixed Interest
          Account?..................................................16

SECTION 4--SEPARATE ACCOUNT.........................................17
     *    What is the Separate Account?.............................17
     *    How does the Separate Account operate?....................17
     *    Can the Separate Account be changed?......................18

SECTION 5--INCOME PAYMENTS..........................................19
     *    Can Metropolitan guarantee me income as long as I
          live?.....................................................19
     *    Can I arrange for a specific income plan for my
          beneficiary to take effect after I die?...................19
     *    What happens if the annuitant dies after income
          payments start?...........................................19
     *    How are income payments that are guaranteed for
          life calculated?..........................................20

TABLE OF VALUES.....................................................21

NOTICE..............................................................22

Form G.4333 VM (ETDA-2)                2

                             SECTION 1--DEFINITIONS
                             ----------------------

What do various terms in my certificate mean?
---------------------------------------------

"Account Balance"        It is the entire amount we hold under
                         this certificate for you.

"Accumulation Unit"      The unit of measurement used in determining the
                         value of amounts held in the investment divisions of the Separate Account.

"Beneficiary"            The person or persons you name to receive death
                         proceeds when you die. You may name a contingent beneficiary to become the beneficiary if all the beneficiaries die. Payment to more than one beneficiary or more than one contingent beneficiary will be in equal shares, unless you tell us otherwise.

"Cash Withdrawal Value"  The amount available to you after any early withdrawal charges have been deducted.

"Certificate Year"       Certificate year is measured from the certificate date
                         and continues for 12 months. Each new certificate year begins on the anniversary date. For example, if the certificate date is May 15, 1995, the first certificate year ends May 14, 1996 and the second certificate year begins May 15, 1996. The certificate anniversary will be May 15th.

"Code The Internal Revenue Code as it now exists or is later amended.

"Deposits"               Your payments to us under this annuity certificate.

"Deposit Year"           The initial period during which a declared interest
                         rate for the Fixed Interest Account is credited on each deposit and each following one year period.

Form G.4333 VM (ETDA-2)                3

"Designated Office"      The administrative office servicing your certificate.
                         It is, currently, the Pension and Savings Center, Metropolitan Life Insurance Company, One Madison
                         Avenue, New York, N.Y. 10010. If we change it, we will tell you.

"Employer Contributions" These are deposits sent by your employer that are not salary reductions.

"ERISA Plan"             Your employer's plan that is subject to the Employee
                         Retirement Income Security Act (ERISA). If your certificate is issued under an ERISA plan refer to page 8.

"Fund" The Metropolitan Series Fund Inc., which is a mutual fund for which we are the investment manager. It is used only for insurance and annuity contracts such as this one. It is divided into portfolios each of which has its own investment objectives.

"Investment Divisions"   Each investment division is part of the Separate
                         Account and invests in a corresponding portfolio of the fund, rather than investing directly in stocks, bonds or other investments. Thus, the investment experience of each division will generally be the same as that of the corresponding portfolio, reduced by charges under this certificate for services and benefits we provide.
                         The cover page shows the available divisions. We will tell you about any changes.

"Qualified Joint and     An income plan providing annuity payments for your life
Survivor Annuity"        with survivor annuity payments for the life of your
                         spouse which are 50% of the amount payable during the joint lives of you and your spouse. If your certificate is issued under an ERISA plan, and you have a spouse, income plans must be on a joint and survivor basis.

Form G.4333 VM (ETDA-2)                4

"Required Salary         These are deposits sent by your employer as deducted
Reduction Non-Elective   from your salary under an irrevocable election you made
Deferrals"               at the time you initially became eligible to
                         participate.

"Salary Reduction        These are deposits sent by your employer as deducted
Elective Deferrals"      from your salary under a salary reduction agreement
                         with you.

"Transfers"              Deposits resulting from the tax-free transfer of other
                         403(b) contracts. Interest rates may be different from those for other deposits. Withdrawal charges will apply for seven years.

"We", "Us", and "Our"    Metropolitan Life Insurance Company.

"You", "Your", "Me",     The participant under this certificate. The person who
"My" or "I"              may exercise all rights under this certificate.

Form G.4333 VM (ETDA-2)                5

                              SECTION 2--GENERAL
                              ------------------

A.  STANDARD PROVISIONS

Is this my entire contract and may it be contested?
---------------------------------------------------

This certificate together with any riders and endorsements included in it make up your entire contract with us. This certificate is established for the exclusive benefit of you and your beneficiary. We will never contest the validity of this certificate.

How can this certificate be changed?
------------------------------------

A change or waiver of any provision in this certificate may only be made in writing by our President, Secretary, or a Vice-President. None of our other employees, representatives or agents can do this.

Are dividends payable under this certificate?
---------------------------------------------

No, dividends are not paid under this certificate.

How can I get information about my certificate and its value?
-------------------------------------------------------------

At least twice each certificate year, before income payments start, we will send you a statement with details on deposits, values, withdrawals, and other information about your certificate. If you need information at other times, please tell us.

How should I notify Metropolitan?
---------------------------------

Anytime you have to tell us something (e.g., to request additional information, to make transfers, to change your allocation for new deposits, to make withdrawals), you must send written notice to our designated office unless we have set up some other procedure, such as notice by telephone.

May I assign this certificate, or use its value as collateral for a loan?
-------------------------------------------------------------------------

No. Your rights under this certificate may not be assigned, transferred, sold, forfeited, discounted or pledged as collateral or as security. Your entire interest is nonforfeitable.

Does this certificate qualify as an Tax Sheltered Annuity?
----------------------------------------------------------

This certificate is intended to qualify as an Tax Sheltered Annuity as described in Section 403(b) of the Code. We will

Form G.4333 VM (ETDA-2)                6
interpret and administer the certificate as required by the code and applicable Treasury Regulations. We may amend this certificate and take other actions, including refund of deposits without your consent if necessary to keep it qualified. If we make such refunds, we will adjust your account balance accordingly. We will also notify you of any amendments and, when required by law, we will obtain your approval and the approval of the appropriate regulatory authority.

How does the code affect mv certificate?
----------------------------------------

The code affects your certificate in several ways:

(a) Deposits are not included in your gross income and, therefore, not currently taxable. The interest earned on these deposits is also tax-deferred.

(b) Salary reduction elective deferral deposits and the interest credited to those deposits cannot be withdrawn until you attain age 59 1/2, retire, terminate employment, become disabled, or die. This restriction also applies to interest credited on pre-1989 elective deferrals we receive under a tax-free transfer. WE ARE REQUIRED BY THE CODE TO PROHIBIT THESE WITHDRAWALS, EXCEPT AS NOTED BELOW.

     If you suffer a financial hardship, you may become eligible to withdraw these deposits, but not the interest earned on them. In order for us to process a hardship withdrawal, if you are employed at the time of withdrawal by an employer under whose 403(b) arrangement deposits have been made under this certificate, your employer must send us a letter certifying that you have incurred a financial hardship.

     To the extent the code permits, we will not apply these restrictions to pre-1989 403(b) deposits transferred on a non-taxable basis into this certificate or to restrict transfers on a non-taxable basis to other contracts.

(c) You must start to receive your account balance no later than April 1 of the calendar year following the calendar year you reach age 70 1/2. Payment must be in a lump-sum or over a period not exceeding: (a) your lifetime;
     (b) your life expectancy; (c) the joint lifetimes of you and your beneficiary; or the joint life expectancy of you and your beneficiary. If your beneficiary is not your spouse and has a longer life expectancy than you, the Code may require payment over a shorter period than in (c) and (d) above. Withdrawals must be made in accordance with code Section 401(a)(9) and the regulations thereunder, including regulation 1.401(a)(9)-2.

Form G.4333 VM (ETDA-2)                 7

What special rules apply if deposits to my certificate are made under a 403(b)
-------------------------------------------------------------------------------
plan subiect to ERISA?
----------------------

If deposits to your certificate have been made under a 403(b) plan subject to ERISA and if you have a spouse, the income payments, withdrawal provisions, methods of payment of the death benefit, and loans under this certificate are subject to your spouse's rights as described in this certificate.

If your certificate is subject to ERISA, income payments and withdrawals shall be paid in the form of a qualified joint and survivor annuity, unless you elect otherwise in writing during the 90 day period prior to the date payments are to commence. Such an election must be accompanied by your spouse's qualified consent (see below). Any time before withdrawal or the commencement of benefits, you may make and revoke such an election without limit to the number of elections. Each time you revoke such an election, your spouse's qualified consent is required.

In addition to the loan requirements (described below), no loan shall be made under this certificate unless we receive your spouse's qualified consent to such a loan no earlier than within the 90-day period before the loan is to be secured by the Fixed Interest Account under the certificate.

What is qualified consent and when is it required?
--------------------------------------------------

If your certificate is subject to ERISA and you have a spouse, your spouse must give qualified consent whenever you elect to:

a.   change your beneficiary to someone other than your surviving spouse;

b. choose an annuity income payment other than a qualified joint and survivor annuity;

c.   make a withdrawal;

d.   take a loan under this certificate.

A qualified consent is a consent executed by your spouse consenting: to your election not to receive the income payments in the form of a qualified joint and survivor annuity, to change the beneficiary to someone other than your spouse, to take a withdrawal from the certificate, or to take a loan under the certificate. The consent of your spouse must be in writing, dated, signed by your spouse, and witnessed by a notary public and in a form satisfactory to us.

The consent of your spouse will not be required if you, your estate representative, or your designated beneficiary under the certificate establishes that such consent cannot be obtained because there is no spouse, or because the spouse cannot be

Form G.4333 VM (ETDA-2)                8
located. It will also not be required if your certificate is not subject to ERISA.

B. DEPOSITS

When and where may annuity deposits be made?
--------------------------------------------

Annuity deposits may be made at any time while you are alive and before the date income benefits begin. All deposits should be sent to our designated office.

How much money can be deposited under my certificate?
-----------------------------------------------------

We will accept under your certificate each amount you deposit up to the annual and aggregate amount limitations of the code to provide a Tax Sheltered Annuity pursuant to Section 403(b) of the code. These limitations, as provided in Sections 402(g) and 457(c)(l) of the code, apply to elective deferrals under this plan and all other plans you have with your employer.

The lifetime maximum for all deposits is $500,000. We may either return amounts which are above this limit or agree to take them. We may change the maximum by telling you in writing at least 90 days in advance.

We will not accept any deposits under this certificate after you have made a withdrawal based on termination of employment.

Will Metropolitan accept tax-deferred and after-tax deposits?
-------------------------------------------------------------

We will accept the following types of tax-deferred deposits, which, currently, are not includable in your gross income under the code:

(a)   salary reduction elective deferrals

(b)   required salary reduction non-elective deferrals

(c)   employer contributions

(d)   tax-free transfers

We will not accept employee after-tax deposits or any other type of deposit.

When are deposits credited to my account?
-----------------------------------------

Deposits to the Fixed Interest Account are credited as of the date they are received at our designated office. Deposits to the Separate Account will be credited as of the end of the valuation period during which we receive them at our designated office. No deposit will be credited before the certificate date.

Form G.4333 VM (ETDA-2)                9

How are deposits allocated?
---------------------------

You choose how deposits are allocated among the Fixed Interest Account and the Separate Account. You may change your allocation for new deposits by telling us. The change will be made upon receipt, unless you specify a later date, which may be up to 30 days after we receive the request. Allocations must be in whole number percentages (e.g. , 33 1/3% cannot be chosen).

Can my certificate be cancelled if deposits are not made?
---------------------------------------------------------

If a deposit has not been made for 36 consecutive months and if the account balance is less than $2,000, we may, if permitted by law, cancel this certificate by paying you the full cash withdrawal value in a single sum.

C. TRANSFERS

Can money be transferred between Accounts?
------------------------------------------

Yes. Except as follows, you can make an unlimited number of transfers by telling us. The exception is that once each contract year up to 20% of the value of the Fixed Interest Account that is still subject to surrender charges may be transferred without surrender charge to one or more divisions of the Separate Account.

If you transfer money from the Fixed Interest Account to the Separate Account and then you make a transfer from the Separate Account to the Fixed Interest Account within 12 months, an amount equal to the amount originally transferred from the Fixed Interest Account will go back to the Fixed Interest Account and be treated as if that amount had never been transferred. Thus, it will be earning the same interest rate that it would have been earning had neither transfer ever taken place. Any amounts in excess of the original transfer will be treated the same as if it were a new deposit to the Fixed Interest Account. If it is transferred back to the Fixed Interest Account 12 or more months after it was transferred to the Separate Account, it will earn the current fixed interest rate for new deposits.

D. ADMINISTRATIVE FEES

Are administrative fees deducted from my certificate?
-----------------------------------------------------

At the end of the month in which a certificate year ends, we will deduct a $20 administrative fee from deposits and interest earned on those deposits that are in your Fixed Interest Account on a "first-in first-out" basis, if the account balance is less than $10,000 and no deposits were received during the certificate

Form G.4333 VM (ETDA-2)               10
year. If your Fixed Interest Account balance is less than $20 at the end of the certificate year, we will waive the administrative fee. We will also waive the administrative fee due at the end of the month of the certificate year your certificate ends. No administrative fee applies to the Separate Account.

We may change the date on which the administrative fee is deducted to the certificate anniversary. If we do so, we will tell you in advance.

E. CASH WITHDRAWALS

Can I make cash withdrawals?
----------------------------

Yes, cash withdrawals are permitted, but only to the extent permitted under Federal income tax rules. Tell us if you want to make a withdrawal. The minimum withdrawal is $250.

While a loan is outstanding, you may not make any partial withdrawals that would reduce your account balance below 125% of the outstanding loan balance. Any outstanding loan balance will be deducted from your account balance before payment of a full withdrawal, income payments, or a death benefit to the extent permitted by withdrawal restrictions described below.

Is there a charge for making a withdrawal?
------------------------------------------

Yes, but if you make a withdrawal, we will first withdraw any amounts that can be withdrawn with no withdrawal charge and will then withdraw other amounts from deposits and interest earned on those deposits on a "first-in, first-out"
(FIFO) basis. Withdrawal charges shown in the following table apply to each deposit.

                 ---------------------------------------------
                          During Deposit Year
                        1   2   3   4   5   6   7   8 &
                                                    Beyond
                        7%  6%  5%  4%  3%  2%  1%   0%
                 ---------------------------------------------

However, no withdrawal charge will apply:

(a) To a full withdrawal made while you are disabled (as defined under the Federal Social Security laws).

(b) To any withdrawal that is not from your tax free transfer deposits (including interest on them) after the tenth certificate year, provided you have attained age 55 and have terminated employment with each employer under whose 403(b) arrangement deposits have been made to this certificate (as verified by each such employer).

(c)  To any withdrawal that is required to avoid Federal income

Form G.4333 VM (ETDA-2)               11
     tax penalties or to satisfy Federal income tax rules.

(d)  To any withdrawal made after your death.

(e) To any withdrawal made in order for us to provide income payments for life, or for a five or more year period that cannot be accelerated.

In addition, if your certificate does not have an outstanding loan balance, as part of your first withdrawal in a certificate year, you may withdraw up to 10% of your tax-free transfer deposit(s) account balance without a withdrawal charge If your first request in a certificate year is for more than 10% of such account balance, a withdrawal charge, if applicable, will be imposed on the amount in excess of 10%. Other withdrawals made in the same certificate year will be subject to withdrawal charges, if applicable, regardless of the amount of the first withdrawal.

For partial withdrawals, we pay you what you ask for and reduce the account balance by a larger amount, as follows: the amount to which no withdrawal charge applies, plus the amount to which a withdrawal charge applies divided by 100% minus the percentage shown above (so that if the percentage shown is 7% we divide by 93%).

For full withdrawals, we multiply each amount to which the withdrawal charge applies by the percentage shown above, keep the resulting amount as a withdrawal charge and pay you the rest.

Whether or not there is a withdrawal charge, you may be subject to a tax penalty on certain withdrawals, as well as federal income tax. The law requires us to reserve the right to delay paying any cash withdrawals from the Fixed interest Account for up to six months from the date of a request. We do not intend to do this, except in an extreme emergency.

Example of a Partial Withdrawal
-------------------------------

If your first request for a withdrawal in a certificate year is for $5,000 and your account balance of $9,000 includes $7,000 of deposits all of which are subject to a 7% withdrawal charge, we would allow the first 10% of your account balance ($900) to be withdrawn without a withdrawal charge. We would pay you $5,000 and reduce your account balance by $5308.60 (the $900 free of charge; plus $4,408.60 computed by taking the other $4,100 of the requested withdrawal amount and dividing by .93, i.e., 100% minus 7%).

Example of a Full Withdrawal
----------------------------

If your second request for a withdrawal in a certificate year is

Form G.4333 VM (ETDA-2)               12
for a full withdrawal and your account balance of $15,000 includes $10,000 of deposits all of which are subject to a 7% withdrawal charge, the withdrawal charge would be $700 (i.e., $10,000 x .07); and we pay you $14,300 (i.e.,
$15,000-$700).

F. LOANS

May I borrow money against my certificate?
------------------------------------------

Yes, from the Fixed Interest Account only, and only prior to the date income payments begin. The amount you can borrow and how quickly you must repay it depends on the code, which changes from time to time. Our loan application will tell you about the restrictions that apply at the time you apply for a loan. We may refuse to allow any loan that is: (a) under $1,000; (b) over $50,000; (c) over 50% of your Fixed Income Account Balance; (d) in connection with an employer plan qualified under the Employee Retirement Income Security Act (ERISA); or (e) for less than one year or more than five years (15 years if used for the purchase of a principal residence).

We will charge you interest on the amount you borrow from the date of the loan until the date the loan is repaid. We will notify you of the interest rate we will charge on a loan at the time you apply for a loan.

A non-refundable loan application fee must be submitted with each loan application. The amount of this fee will be provided on the loan application.

When we issue your loan check, your certificate's account balance will not be reduced. Instead, the portion of your account balance equal to the outstanding loan will no longer earn the declared interest rate, but, rather, the guaranteed interest rate. Also, withdrawals will be restricted as described above.

The loan must be repaid in substantially level quarterly payments of principal and interest. Reminder notices of the amount payable will be mailed directly to you.

If you default on a loan repayment, you will incur taxable income for the amount in default, which we will report in accordance with code requirements. We will withdraw the amount in default from your account balance, if permitted by law. If we cannot withdraw amounts in default from your Fixed Interest Account balance because of legal restrictions, we will not withdraw them until the restrictions are removed or your certificate ends. When your certificate ends, any outstanding loan balance will be deducted from your account balance before any benefits are paid.

Form G.4333 VM (ETDA-2)               13

Initially, only one loan may be outstanding on your certificate at any time. If multiple loans are permitted in the future, we will notify you.

We reserve the right to suspend, modify or terminate the granting of loans at any time. Such action will not affect any prior loan granted .

If your certificate is subject to an ERISA plan and you request a loan, special spousal provisions (as described above) affect the loan.

G. CHANGES TO BENEFICIARIES

May the beneficiaries be changed?
---------------------------------

Yes, at any time, while you are alive and before income payments start. You may make the change by completing our "Change of Beneficiary" form which you may get from our designated office. No change is binding on us until it is recorded at our designated office. Once recorded, the change binds us as of the date you signed it.

After income payments start, you may change the beneficiary for any future guaranteed income payments. You cannot make any changes that would affect the number or size of income payments. Thus, if we are making payments over two lifetimes, neither name may be changed after we start making payments.

H. DEATH BENEFITS

What happens if I die before income payments start?
---------------------------------------------------

After we receive proof of death and a properly completed claim form, we will pay the death benefit to your beneficiary or permit him or her to select one of our income plans for life or for a period of years not more than his or her life expectancy. If the entire death benefit is paid in a single sum, it must be distributed (in accordance with Treasury Regulations) by the end of the calendar year in which the fifth anniversary of your death occurs. If income payments are chosen, they must begin by the end of the calendar year following the year of your death (or such later date allowed by Treasury Regulations).

If your beneficiary is your spouse, then your spouse may continue this certificate as participant.

If you do not name a beneficiary or if none is alive when you die, we will pay your contingent beneficiary. Payments to more than one beneficiary or more than one contingent beneficiary will

Form G.4333 VM (ETDA-2)               14
be divided equally among them. If you do not name a contingent beneficiary or none is alive when you die, we will pay your estate. If your estate or other non-natural person becomes entitled to payment, such payment will be made in a lump sum.

How is the Death Benefit calculated?
------------------------------------

Before income payments (which are described below) start, the death benefit is the greatest of:

1. The entire account balance as of the date of proof of death (no early withdrawal charge will apply and no administrative fee will be deducted), or

2.   The total deposits made less any partial withdrawals, or

3. The highest account balance as of the end of the calendar year in which any prior quinquennial certificate anniversary occurs, less any subsequent partial withdrawals and administrative fees.

Form G.4333 VM (ETDA-2)               15

                      SECTION  3--FIXED INTEREST ACCOUNT
                      ----------------------------------

How is interest credited to my Fixed Interest Account?
------------------------------------------------------

Interest on each deposit allocated to the Fixed Interest Account will be credited from the date the deposit is received at our designated office or the date a transfer is made to the Fixed Interest Account, but not earlier than the certificate date. Interest will be credited on each deposit until the earliest of: (a) your death, (b) the date it's withdrawn, or (c) the date you start to receive income payments.

Interest rates will be set by us from time to time, but will never be less than 3%. Different interest rates may apply to each deposit depending on the date the deposit is received at our designated office. The declared interest rate in effect when a new deposit is received will be credited on that deposit until the last day of the month in which the anniversary of that deposit occurs. Each following deposit year will be for one year. For example, a deposit received August 2, 1992 would be credited with the interest rate in effect on that date until August 31, 1993. Each following deposit year would start on September 1, and end on August 31. A new interest rate would apply both to the original deposit and all earnings on that deposit. We may change how deposit years are determined so that each deposit year ends on the anniversary of the date your deposit was received. If we do so, we will tell you in advance.

The interest rates we declare are "annual effective yields". The actual rates we use on a day-to-day basis are slightly lower, but, if the deposit is left in your certificate for a full year, it will grow by the full amount of the interest rate we declared, because we compound interest daily.

Form G.4333 VM (ETDA-2)               16

                           SECTION 4--SEPARATE ACCOUNT
                           ---------------------------

What is the Separate Account?
-----------------------------

It is Metropolitan Life Separate Account E, an investment account we maintain separate from our other assets.

We own the assets in the Separate Account. The Separate Account will not be charged with liabilities that arise from any other business that we conduct. We will add amounts to the Separate Account from other contracts of ours.

How does the Separate Account operate?
--------------------------------------

The Separate Account is divided into investment divisions, each of which buys shares in a corresponding portfolio of the fund. Thus, the Separate Account does not invest directly in stocks, bonds, etc., but leaves such investments to the fund to make. The fund combines assets from the Separate Account as well as other separate accounts of ours and our affiliates.

We keep track of each investment division of the Separate Account separately using accumulation units. When you put money into an investment division we give you accumulation units. When you take money out of the investment division we take accumulation units away. In either case the number of accumulation units you gain or lose is determined by taking the dollar amount of the deposit, transfer or withdrawal and dividing it by the value of an accumulation unit at the time of the transaction. Thus, if you transfer in $5,000, and the value of an accumulation unit is $100, you will get 50 accumulation units.

Initially, we set the value of each accumulation unit. At the end of each valuation period, we then revise it by taking the net asset value of a share in the applicable fund portfolio at the end of the valuation period, add any fund dividend or capital gain distribution during the valuation period, subtract any per share charge for taxes and reserves for taxes, and divide this total by the net asset value of a share of the same portfolio at the start of the valuation period. Then we subtract a charge not to exceed .000025905 per day (an effective annual rate of .95%) for administrative expenses and mortality and expense risks we assume under the certificate.

A valuation period is the period between one calculation of an accumulation unit and the next calculation. Normally, we calculate accumulation units once each day the New York Stock Exchange is open for trading, but we can delay this determination if an emergency exists making disposal or valuation of assets in the Separate Account not reasonably practicable or the Securities

Form G.4333 VM (ETDA-2)               17
and Exchange Commission determines that securities trading is restricted or permits such deferral. We may change when we calculate accumulation units by giving you 30 days notice, to the extent permitted by law.

Additions to or withdrawals from an investment division may only be made as of the end of a valuation period.

Can the Separate Account be changed?
------------------------------------

We may make certain changes if we think they would best serve the interests of participants in or owners of similar contracts or would be appropriate in carrying out the purposes of such contracts. Any changes will be made only to the extent and in the manner permitted by applicable laws. Also, when required by law, we will obtain your approval of the changes and approval from any appropriate regulatory authority.

Examples of the changes we may make include:

 .    To transfer any assets in an investment division to another investment division, or to one or more other separate accounts, or to our general account; or to add, combine, or remove investment divisions in the Separate Account.

 .    To substitute, for the fund share held in any portfolio, the shares of another class of the fund or the shares of another fund or any other investment permitted by law.

If any changes result in material change in the underlying investments of an investment division to which an amount is allocated under the certificate, we will notify you of the change. You may then make a new choice of investment divisions.

Form G.4333 VM (ETDA-2)               18

                          SECTION 5--INCOME PAYMENTS
                          --------------------------

Can Metropolitan guarantee me an income for as long as I live?
--------------------------------------------------------------

Yes. You can receive income payments guaranteed for life on a monthly, quarterly, semiannual or annual basis. These payments may also be guaranteed for at least five years, but not beyond your life expectancy or the joint life expectancy if there is more than one payee.

Other income plans which provide payments for a stated amount or a stated number of years are also available. The amount of each payment under an income plan must be at least $50.

You may begin receiving income payments at any date you choose which occurs after the certificate date provided you tell us at least 30 days in advance. We will send you information and the necessary forms to sign, upon receipt of your request at our designated office. Once income payments start, you will not be able to make cash withdrawals or change the choice of income plan.

We will automatically send you information about income plans when you attain age 70. If you do not choose an income plan, or make a full cash withdrawal by April 1 following the calendar year you attain age 70 1/2 or 10 years after the certificate date, if later, we will automatically start income payments on that date, for your lifetime with a guarantee that payments will be made for at least 5 years.

If your date of birth or sex is not correct on the enrollment form for your certificate, we will adjust the income payments to agree with your correct age and sex.

If your certificate is subject to ERISA, special spousal provisions (as described above) affect income payments.

Can I arrange for a specific income plan for my beneficiary to take effect
---------------------------------------------------------------------------
after I die?
------------

Yes. You can choose an income plan for your beneficiary which we will honor at your death, unless you are already receiving income payments.

What happens if I die after income payments start?
--------------------------------------------------

After we receive proof of death and a properly completed claim form, income payments will continue to the designated beneficiary (even if the beneficiary is your spouse) for the balance of the guaranteed period, depending on the income plan you selected. If

Form G.4333 VM (ETDA-2)               19
the guaranteed period has already ended, no further payments will be made. If an estate (or other non-natural person) becomes entitled to payment, we will pay the value of any remaining payments, computed as of the date of death using the interest rate we use to set those payments, in a lump-sum to such person. After income payments start, we may require proof that the payee is alive on the due date of each income payment.

If your certificate is subject to ERISA, your beneficiary must be your spouse if you are married at the time of your death and you have not elected otherwise. Such election must satisfy the qualified consent rules (described above). A waiver of spousal payment of the death benefit may not be made prior to the year in which you attain age 35, or, if earlier, your termination of employment with the employer then making deposits to this certificate. Income payments to your spousal beneficiary shall be in the form of a lump sum payment which constitutes your entire interest in the certificate, unless your spouse chooses another form of benefit.

How are income payments that are guaranteed for life calculated?
----------------------------------------------------------------

The minimum amount of life income payments are calculated based on a guaranteed interest rate of 3% and the 1983 Individual Mortality Table a (Metropolitan Adjusted) . We have told the chief insurance regulator of the state where we delivered the how we computed these values. Such values are at least as high as that state requires.

Form G.4333 VM (ETDA-2)               20

                                TABLE OF VALUES
                    Minimum Fixed Interest Account Balances

 For a  certificate without  any withdrawals  from the  Fixed Interest Account.

      BASIS: $1,000 Annual  Deposit Allocated  to Fixed Interest  Account
                        at the Beginning of each Certificate Year

            Values are not proportional for other deposit amounts.

                        ---------------------------------
                          End  Of            Minimum
                        Certificate      Fixed Interest
                            Year         Account Balance
                             1                $1,030.00
                             2                $2,090.90
                             3                $3,183.63
                             4                $4,309.14
                             5                $5,468.41
                             6                $6,662.46
                             7                $7,892.34
                             8                $9,159.11
                             9               $10,463.88
                             10              $11,807.80
                             11              $13,192.03
                             12              $14,617.79
                             13              $16,086.32
                             14              $17,598.91
                             15              $19,156.88
                             16              $20,761.59
                             17              $22,414.44
                             18              $24,116.87
                             19              $25,870.37
                             20              $27,676.49
                             21              $29,536.78
                             22              $31,452.88
                             23              $33,426.47
                             24              $35,459.26
                             25              $37,553.04
                        ---------------------------------

On request we will provide values for years not shown.

The guaranteed interest rate used to determine the minimum Fixed Interest Account Balance is 3%.

Values during the year will include interest for the completed part of the year. The values shown above do not take into account any Early Withdrawal Charges. The values also do not include A $20 Administrative Fee which will be deducted from the values as of the end of each certificate year in which no deposits have been received if the Account Balance is less than $10,000.

Form G.4333 VM (ETDA-2)              21

                                    NOTICE
When you write to us, please give us your name, address and certificate number.

Please notify us promptly of any address changes. We will write to you at your last known address.

Checks, drafts or money orders must be drawn to the order of METLIFE. All payments must be made in U.S. currency.

Our Board of Directors is elected by our policyholders and holders. For details on how to vote, write to our Secretary at the designated office.


                        MULTIFUNDED ANNUITY CERTIFICATE
            A Flexible Payment Deferred Annuity Certificate which:

                      .   Includes A Cash Withdrawal Value

                      .   Includes A Monthly Life Annuity

                      .   Provides A Death Benefit Prior to Retirement

                      .   Is Not Eligible for Dividends

ALL VALUES PROVIDED BY THIS CERTIFICATE WHICH ARE BASED ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT ARE VARIABLE AND ARE NOT GUARANTEED AS TO AMOUNT.


                    PLEASE READ THIS CERTIFICATE CAREFULLY
                        See Table of Contents on Page 1


Countersigned by:__________________________________________



Date:___________________

Form G.4333 VM (ETDA-2)              22